As filed with the Securities and Exchange Commission on
       March 4, 1998      Registration No. ________________


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                            FORM SB-2
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933


                 SOUTHERN HERITAGE BANCORP, INC.
          (Name of Small Business Issuer in its Charter)

    GEORGIA                     6712               58-2352014
(State or other juris-     (Primary Standard      I.R.S. Employer
diction of incorporation   Industrial Classifi-   Identification
   or organization         cation Code Number)    No.)

                       3461 Atlanta Highway
                  Flowery Branch, Georgia  30542
                          (770) 532-4537
_________________________________________________________________
(Address and telephone number of principal executive offices including zip code)

                       3461 Atlanta Highway
                  Flowery Branch, Georgia  30542
                          (770) 532-4537
             ________________________________________
            (Address of principal place of business or
              intended principal place of business)

                                   Copy to:
     Gary H. Anderson              T. Treadwell Syfan
     P. O. Box 907                 Stewart, Melvin & Frost, LLP
     Oakwood, Georgia 30566        200 Main Street
     (770) 532-4537                P. O. Box 3280
                                   Gainesville, Georgia  30503
                                   (770) 536-0101
     (Name, address and
     telephone number, of
     agent for service)

Approximate date of proposed sale to the public; As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the
same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check this following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]

If the delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.  [   ]


                   CALCULATION OF REGISTRATION FEE:

Title of       Amount to       Proposed      Proposed       Amount of
Each Class     be Registered   Maximum       Maximum        Registration
of Securities                  Offering      Aggregate      Fee
to be                          Price Per     Offering
Registered                     Unit          Price

Common Stock   1,000,000       $10.00        $10,000,000    $2,950.00
$5.00 par      Shares
value

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.



Exhibit Index on page ______                     Page 1 of ______

                 SOUTHERN HERITAGE BANCORP, INC.
                      CROSS-REFERENCE SHEET


Registration Statement Item                  Caption in Prospectus
  Number and Heading

 1.  Front of the Registration Statement
     and Outside Front Cover Page
     of Prospectus.......................     Cover page; Outside
                                              Front Cover Page
                                              of Prospectus

 2.  Inside Front and Outside Back Cover
     Pages of Prospectus.................     Inside Front Cover
                                              Page of Prospectus;
                                              Additional
                                              Information; Outside
                                              Back Cover Page of
                                              Prospectus

 3.  Summary Information and
     Risk Factors........................     Summary; Risk Factors


 4.  Use of Proceeds.....................    Use of Proceeds

 5.  Determination of Offering Price.....    Risk Factors

 6.  Dilution............................    Not Applicable

 7.  Selling Security Holders............    Not Applicable

 8.  Plan of Distribution................    Terms of the Offering

 9.  Legal Proceedings...................    Not Applicable

10.  Directors, Executive Officers,
     Promoters and Control Persons.......     Management - Proposed
                                              Directors and Officers

11.  Securities Ownership of Certain
     Beneficial Owners and Management....     Management - Proposed
                                              Directors and Officers

12.  Description of the Securities.......    Dividends; Description
                                             of Common Stock of the
                                             Company; Certain
                                             Provisions of the
                                             Company's Articles of
                                             Incorporation and
                                             Bylaws

          Registration Statement Item
               and Heading                   Caption in Prospectus


13.  Interests of Named Experts
     and Counsel.........................     Legal Matters

14.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.........................     Certain Provisions of
                                              the Company's Articles
                                              of Incorporation and
                                              Bylaws-Indemnification

15.  Organization Within Last
     Five Years..........................    Management

16.  Description of Business.............    Summary; Business;
                                             Supervision and
                                             Regulation
17.  Management's Discussion and Analysis
     or Plan of Operation................     Business

18.  Description of Property.............    Business - Facilities

19.  Certain Relationships and Related
     Transactions........................     Management- Certain
                                              Transactions

20.  Market for Common Equity and
     Related Stockholder Matters.........     Description of Common
                                              Stock of the Company

21.  Executive Compensation..............    Management

22.  Financial Statements................    Financial Statements
                                             of Southern Heritage
                                             Bancorp, Inc.

23.  Changes in and Disagreement With
     Accountants on Accounting and
     Financial Disclosure................     Not Applicable

                           PROSPECTUS

                 SOUTHERN HERITAGE BANCORP, INC.

               A Proposed Bank Holding Company for
             SOUTHERN HERITAGE BANK (In Organization)
                 1,000,000 Shares of Common Stock
                   (Par Value $5.00 Per Share)
                 (Minimum Purchase:  100 Shares)

  This Prospectus relates to the offering by SOUTHERN HERITAGE BANCORP, INC., a Georgia corporation (the "Company"), of a minimum of 800,000 shares and a maximum of 1,000,000 shares of its Common Stock, $5.00 par value per share (the "Common Stock"), at $10.00 per share. The Company has been organized to hold, upon receipt of regulatory approvals, all of the common stock of Southern Heritage Bank (In Organization) (the "Bank"), Oakwood, Hall County, Georgia. The organizers (the directors) of the Company and the Bank intend to subscribe for an aggregate of at least 86,500 shares of the Common Stock sold in this offering (10.81% of the minimum and 8.65% of the maximum number of shares to be sold). In the event that the minimum number of shares in this offering are not sold, the organizers may acquire additional shares of Common Stock, up to a maximum aggregate number for all organizers of 400,000 shares (50% of the minimum and 40% of the maximum number of shares to be sold). The Company and the Bank have not conducted active business operations. The commencement of business operations is contingent upon various regulatory approvals by state and federal agencies and the sale of a minimum of 800,000 shares of the Common Stock offered hereby. All subscriptions are binding and irrevocable until the "Expiration Date" as defined herein. In the event (a) that the Company is unable to sell 800,000 shares of Common Stock or (b) that the Company and the Bank do not satisfy, or do not make a determination that they will satisfy the conditions included in their respective regulatory approvals, the organizers of the Company will pay all incurred expenses, and all escrowed subscription proceeds will be returned to investors with interest. See "THE OFFERING - Release from Escrow" - Page 7.

      INVESTMENT IN THESE SECURITIES INVOLVES A SUBSTANTIAL
               DEGREE OF RISK.  SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     Underwriting
                    Price to         Discounts and  Proceeds to
                    Public(1)        Commissions(2) Company(3)

Per Share           $        10.00        -0-       $        10.00

Total Minimum(4)    $ 8,000,000.00        -0-       $ 8,000,000.00

Total Maximum(5)   $10,000,000.00         -0-      $ 10,000,000.00

(1) The offering price has been arbitrarily established by the Company. See "RISK FACTORS - Offering Price."

(2) Offers and sales of the Common Stock will be made on behalf of the Company on a best-efforts basis by its officers and directors, who will receive no commissions or other remuneration in connection with such activities, but they will be reimbursed for their reasonable expenses incurred in the offering. In reliance on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company believes such officers and directors will not be deemed to be brokers and/or dealers under the Exchange Act.

(3) Before deduction of expenses payable by the Company estimated at $35,000 for registration fees, legal and accounting fees, printing costs and other offering expenses.

(4) Subscription proceeds will be deposited promptly in an escrow account with The Bankers Bank, Atlanta, Georgia, pending receipt of subscriptions for not less than 800,000 shares and completion of certain other matters on or before ________, 1998, the expiration date of the offering (unless the offering is terminated sooner or extended). Subscription funds will be released from escrow (a) upon the receipt of $8,000,000 of subscription proceeds and (b) upon a determination by the organizers that the remaining conditions set forth in the preliminary approvals issued by the applicable regulatory agencies will be satisfied. See "THE OFFERING - Terms of the Offering." The Company will return to each subscriber, with interest, the amount of any proceeds received in full with respect to subscriptions that are not accepted.

(5) The Company reserves the right to issue up to 1,000,000 shares at $10.00 per share. See "THE OFFERING - Terms of the
     Offering."



        The date of this Prospectus is ___________________

                     REPORTS TO SHAREHOLDERS


  The Company is not a reporting company as defined by the Securities and Exchange Commission ("SEC"). The Company will furnish its shareholders with annual reports containing audited financial information for each fiscal year on or before the date of the annual meeting of shareholders as required by Rule 80-6-1.05 of the Georgia Department of Banking and Finance ("Department of Banking"). The Company's fiscal year ends on December 31. Additionally, the Company will also furnish such other reports as it may determine to be appropriate or as otherwise may be required by law.

  Upon the effective date of the Registration Statement, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), which include requirements to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC. This reporting obligation will exist for at least one year and will continue for fiscal years thereafter, except that such reporting obligations may be suspended for any subsequent fiscal year if at the beginning of such year the Common Stock of the Company is held of record by less than three hundred persons.

                      ADDITIONAL INFORMATION

  The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.

  The Company and the Organizers have filed various applications with the Federal Deposit Insurance Corporation, the Federal Reserve Bank of Atlanta and the Department of Banking. Prospective investors should rely only on information contained in this Prospectus and in the Company's related Registration Statement in making an investment decision. To the extent that other available information not presented in this Prospectus, including information available from the Company and information in public files and records maintained by the Federal Deposit Insurance Corporation, the Federal Reserve Bank of Atlanta and the Department of Banking, is inconsistent with information presented in this Prospectus or provides additional information, such other information is superseded by the information presented in this Prospectus and should not be relied on. Projections appearing in the applications are based on assumptions that the organizers believe are reasonable, but as to which no assurances can be made. The Company specifically disaffirms those projections for purposes of this Prospectus and cautions prospective investors against placing reliance on them for purposes of making an investment decision.

                             SUMMARY

  The following Summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

The Company

  The Company was incorporated under the laws of the State of Georgia on February 13, 1998, primarily to serve as the holding company for a state bank. The Company is in the process of filing applications with the Federal Reserve Bank of Atlanta (the "Federal Reserve") and the Department of Banking for prior approval to become a bank holding company by using the proceeds of this offering to acquire all of the capital stock of the Bank. The organizers anticipate receiving such approvals during July, 1998. Such approvals will require the Company to sell at least 800,000 shares of its Common Stock, but are not expected to contain other material conditions. See "RISK FACTORS - Regulatory Approvals Required." Following acquisition of the Bank, the initial business of the Company will be conducted through the Bank. See "BUSINESS OF THE COMPANY AND THE BANK."

The Bank

  The Bank is in the process of being organized as a state-chartered bank under Georgia law. It has filed an application with the Department of Banking for this purpose and with the Federal
Deposit Insurance Corporation (the "FDIC") for deposit insurance, and such applications were approved on October 31, 1998 and ____________, 1998, respectively. The Bank will not be authorized to conduct its banking business until it receives a permit to begin business from the Department of Banking. The issuance of the permit to begin business will depend, among other things, upon the Bank's receiving $8,000,000 in capital from the Company and upon compliance with certain standard conditions that have been imposed by the FDIC and the Department of Banking which are generally designed to familiarize the Bank with certain applicable operating requirements (e.g., no directors' fees are payable until the Bank earns a cumulative profit) and to prepare the Bank to commence business operations (e.g., the adoption of loan, investment and other policies to govern the Bank's operations). The Bank expects to satisfy all conditions of each requirement for organizing the Bank and to open for business during the third quarter of 1998, or as soon thereafter as practicable. See "RISK FACTORS - Regulatory Approvals Required" and "USE OF PROCEEDS." The Bank intends to engage in a general commercial banking business, emphasizing the banking needs of individuals and small to medium-sized businesses in its primary service area. See"USE OF PROCEEDS" and "BUSINESS OF
THE COMPANY AND THE BANK."

  The philosophy of the management of the Bank with respect to its initial operations will be to emphasize prompt and responsive personal service to the residents of Oakwood, Georgia and the other communities located in Hall County in order to attract customers and acquire market share now controlled by other financial institutions in the Bank's market area. The organizers believe that the Bank offers the residents of Oakwood and the surrounding areas the opportunity to have an ownership interest in a community bank, while also receiving the benefits associated with a locally owned and managed community bank. Through ownership in the Company, the residents of the community will have a greater role in the development of the Bank.

  The offices of the Bank will be located at 3461 Atlanta Highway,
P. O. Box 907, Oakwood, Georgia 30566. The Company's current principal executive office is located as follows: 3155 Frontage Road, Oakwood, Georgia 30566 and its telephone number at that address is (770) 535-2835 (Ext. 323).

The Offering

Security                      Common Stock, $5.00 par value, of
                              the Company

Offering Price                $10.00 per share

Number of Shares Offered      Minimum: 800,000
                              Maximum: 1,000,000

Use of Proceeds               To purchase 100% of the Common Stock
                              of the Bank; the remaining proceeds
                              will be applied to working capital
                              and used to pay organizational
                              expenses of the Company and of this
                              offering.  The Bank will use the
                              proceeds of this offering to pay
                              organizational and pre-opening
                              expenses; to build a building and
                              furnish it for the Bank's main
                              office; to provide working capital
                              to be used for business purposes,
                              including paying officers' and
                              employees' salaries, making loans
                              and other investments.  See "USE OF
                              PROCEEDS."


Risk Factors

  Investment in the Common Stock involves a significant degree of risk. See "RISK FACTORS."


                           RISK FACTORS

  Investment in the shares of the Common Stock offered hereby involves a significant degree of risk. The shares of Common Stock should be purchased by investors who can afford the loss of their entire investment. In addition to considering factors set forth elsewhere in this Prospectus, persons interested in purchasing shares of the Common Stock should carefully consider the following risks before making a decision to subscribe.

  THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

Regulatory Approvals Required

  The Company must receive the approval of the Federal Reserve and the Department of Banking before it can become the holding company of the Bank. Applications for such approvals have been filed with such agencies and are pending. The organizers anticipate receiving such approvals during July, 1998. Such approvals will require the Company to sell at least 800,000 shares of its Common Stock but are not expected to contain other material conditions.

  The Bank's application to organize a new state bank and for federal deposit insurance was filed with the Department of Banking and the FDIC on June 16, 1997. The Department of Banking and the FDIC issued their approvals on October 31, 1997 and ____________, 1998, respectively. Both approvals are subject to the condition that at least $8,000,000 of capital be raised by the Company and that such amount, net of the expenses of this offering and organizational expenses of the Company, be invested in the Bank by the Company. Both approvals are also subject to a number of other standard conditions which are regularly imposed by the Department of Banking and the FDIC which are generally designed to familiarize the Bank with certain applicable operating requirements (e.g., no directors' fees are payable until the Bank earns a cumulative profit) and to prepare the Bank to commence business operations (e.g., the adoption of loan, investment and other policies to govern the Bank's operations).

New Enterprise

  The Bank, which will be the sole subsidiary of the Company, is in organization and has no operating history on which to base any estimate of its future prospects. The Company's initial profitability will depend entirely upon the Bank's operations. The Bank's proposed operations are subject to risks inherent in the establishment of a new business and, specifically, of a new bank. While the Bank's pro forma financial statements project a profit by the end of the second year of operations, unforeseen circumstances could delay such profit. If the Bank is ultimately unsuccessful, there is no assurance that shareholders will recover all or any part of their investment in the Common Stock of the Company.

Competitive Industry

  The banking business is highly competitive. The Bank will compete as a financial intermediary with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms soliciting business from residents of Hall County, Georgia, many of which have greater resources than will be available to the Bank or the Company. Recent federal legislation permits commercial banks to establish operations nationwide, further increasing competition from out-of-state financial institutions. Furthermore, recently enacted Georgia legislation greatly diminishes the historical legal restrictions on establishing branch banks across county lines in Georgia, thus creating further opportunities for other financial institutions to compete with the Bank. Generally, from July 1, 1996 to July 1, 1998 any bank located in Georgia may branch into any three additional Georgia counties regardless of the location of the parent bank. After July 1, 1998, banks may establish banks statewide in Georgia without limitation. In addition, on-line computer banking via the Internet or otherwise may also become an increasing source of competition for community financial institutions such as the Bank. There is no assurance that the Bank will achieve the market share necessary to become profitable in the near future. See "BUSINESS OF THE COMPANY AND THE BANK - The Bank
- Competition and Historical Deposit Trends."

Highly Regulated Industry

  The potential success or failure of the Bank will depend not only upon competitive factors, but also upon state and federal regulations affecting banks and bank holding companies generally. Regulations now affecting the Company and the Bank may be changed at any time, and there is no assurance that such changes will not adversely affect the business of the Company and the Bank. See "SUPERVISION AND REGULATION."

Effect of Monetary Policies

  The results of operations of the Bank will be affected by credit policies of monetary authorities, particularly the Board of Governors of the Federal Reserve System. There can be no assurance that the effect of actions by monetary and fiscal authorities, including the Federal Reserve, will not have an adverse effect on the deposit levels, loan demand or the business and earnings of the Bank. See "SUPERVISION AND REGULATION - Monetary Policies."

Success Depends on Economic Conditions

  The success of the Bank will depend largely on the general economic conditions in the Bank's primary service area of Hall County, Georgia. Although the Bank expects favorable economic development in this market area, there is no assurance that favorable economic development will occur or that the Bank's expectation of corresponding growth will be achieved. See "BUSINESS OF THE COMPANY AND THE BANK."

Offering Price Arbitrarily Determined

  Since the Company and the Bank are in the process of being organized, the offering price of $10.00 per share has been determined arbitrarily by the organizers without particular reference to historical or projected earnings, book value or other customary criteria. The organizers did not retain an independent investment banking firm to assist in determining the offering price. Should a market develop for the Common Stock of the Company, there is no assurance that any of the Common Stock offered hereby could be resold for the offering price or any other amount.

No Dividends

  Since the Company and the Bank are both start-up operations, it will be the policy of the Board of Directors of the Company to reinvest earnings for the period of time necessary to help ensure the success of their operations. As a result, the Company has no current plans to initiate the payment of cash dividends, and its future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company. See "SUPERVISION AND REGULATION - Bank Regulation."

No Established Trading Market

  There is no public trading market for the shares of the Common Stock of the Company, and it is not anticipated that a market for the shares will develop as a result of this offering. As a result, investors who may wish or need to dispose of all or a part of their investment in the Common Stock may not be able to do so except by private direct negotiations with third parties assuming that third parties are willing to purchase the Common Stock.

Dilution

  Investors purchasing shares of Common Stock in this offering may incur possible dilution of their interest in the Company to the extent that officers, directors and key employees are issued performance stock options and they exercise such options to purchase common stock at a price below the market value of such stock. See "MANAGEMENT - Stock Option Plan."


                           THE OFFERING

Terms of the Offering

  Minimum/Maximum. The Company is offering a minimum of 800,000 shares and a maximum of 1,000,000 shares of its Common Stock for a price of $10.00 per share, for an aggregate minimum price of $8,000,000 and an aggregate maximum price of $10,000,000. The minimum purchase for any investor (together with the investor's affiliates) is 100 shares of Common Stock ($1,000) unless the Company, in its sole discretion, accepts a subscription for a lesser number of shares. The maximum purchase for any investor (together with the investor's affiliates and relatives) is 80,000 shares ($800,000) of Common Stock, unless the Company, in its sole discretion, accepts a subscription for a greater number of shares. 80,000 shares represents 10% of the minimum and 8% of the maximum number of shares to be sold.

  Organizer Subscriptions. The organizers (the directors) of the Company intend to purchase an aggregate of 86,500 shares of Common Stock sold in the offering (10.81% of the minimum and 8.65% of the maximum number of shares to be sold). No organizer intends to individually purchase more than 10% of shares sold in this offering. In the event, however, that the minimum number of shares in this offering are not sold, the organizers may acquire additional shares of the Common Stock, up to a maximum aggregate number for all organizers of 400,000 shares (50% of the minimum and 40% of the maximum number of shares to be sold).

  Offering Period and Expiration Date. The offering period for the shares will terminate at the earlier of the date all shares offered hereby are sold or 5:00 p.m. Oakwood, Georgia time, on ________, 1998. [90 days from beginning of sale of securities] This date may be extended at the discretion of the Company for additional periods not exceeding an aggregate of 180 days (i.e., until __________, 1998). Written notice of any such extension will be given to all persons who are already subscribers at the time of the extension. The date on which this offering terminates plus any extension thereof is referred to in this Prospectus as the "Expiration Date."

  Subscription. As indicated below under "How to Subscribe," upon execution and delivery of a subscription agreement for shares of the Common Stock, subscribers will be required to deliver to the Company a check in the amount of $10.00 times the number of shares subscribed. All subscriptions will be binding and irrevocable until the Expiration Date.

  Escrow. Subscription proceeds will be deposited in an escrow account with The Bankers Bank, Atlanta, Georgia, as escrow agent (the "Escrow Agent") for the Company pending completion of this offering. Subscription proceeds held in the escrow account will be invested in short-term United States Government securities or interest bearing accounts insured by the FDIC or in such other short-term investments as may be agreed upon by the Company and the Escrow Agent from time to time. The Escrow Agent has not investigated the desirability or advisability of an investment in the Company, and has not approved, endorsed or passed upon the merits of the Common Stock.

  Company Discretion. The Company reserves the right, in its sole discretion, to accept or reject any subscription in whole or in part on or before the Expiration Date. Without limiting the generality of the foregoing, the Company also reserves the right to accept subscriptions on a prorated basis if it receives subscriptions for more than 1,000,000 shares. The Company will notify all subscribers no later than five business days after the Expiration Date whether their subscriptions have been accepted. With respect to any subscriptions which are not accepted, in whole or in part, by the Company, the notification will be accompanied by the unaccepted portion of the subscription funds, with interest payable at a rate equal to the rate NationsBank, Atlanta, Georgia, pays its passbook savings account holders (___% at _______________, 1998).

  Termination. The Company reserves the right to terminate the offering at any time after 800,000 shares have been subscribed for if the Company determines that the total amount of subscriptions will provide adequate capitalization for the Company after payment of expenses.

  Release from Escrow. Subscription proceeds will be released from escrow to the Company upon the occurrence of all of the following events: (a) the sale by the Company of at least 800,000 shares of its Common Stock, (b) receipt by the Company of approval of the Federal Reserve and the Department of Banking to become a bank holding company, (c) satisfaction by the Company of, or a determination by the Company that it will satisfy, all of the conditions that the Federal Reserve and the Department of Banking may impose in their approvals to the Company, (d) receipt by the Bank of approval from the Department of Banking and the FDIC of the Bank's application to organize a new state bank and for deposit insurance, and (e) satisfaction by the Bank of, or a determination by the Bank that it will satisfy, all of the conditions that the FDIC and the Department of Banking have imposed in their approvals to the Bank.

  If the above conditions are met, the Company may instruct the Escrow Agent to release to the Company the amount of subscription proceeds relating to subscriptions or portions thereof accepted by the Company, together with any interest earned thereon. Any subscription proceeds received after the above conditions are met but before termination of this offering will not be deposited in the escrow account, but will be available for immediate use by the Company, to the extent accepted by the Company.

  The Bank received approvals from the Department of Banking and the FDIC on October 31, 1997 and ____________, 1998. The Company expects to receive approvals from the Federal Reserve and the Department of Banking during July, 1998. In the opinion of the organizers, the only significant condition to all of the foregoing approvals will be that a minimum of 800,000 shares of Common Stock of the Company has to be sold in this offering. If the requisite shares are not sold, or if the Company or the Bank determine that they cannot satisfy the other conditions included in the approvals by the Expiration Date, then the subscription agreements will be of no further force or effect, and the full amount of all subscription funds of the subscribers, with interest payable at a rate comparable to the rate NationsBank, Atlanta, Georgia, pays its passbook savings account holders, will be returned to the subscribers (other than organizers) within five business days of the Expiration Date.

  It is possible that subsequent to the release of the subscription funds from escrow (the requisite shares having been sold and the determination having been made the other regulatory conditions will be satisfied) events could occur which could have the effect of preventing the Bank from commencing business. If that were to occur, the Company intends to liquidate and would return to the then shareholders of the Company the portion of their investment which is equal to their total investment less their prorata share of the expenses incurred by the Company and the Bank. See "USE OF PROCEEDS" and "CAPITALIZATION." While no assurance can be given that the foregoing will not take place, the organizers cannot foresee any such events and believe it is highly unlikely that such events will occur. After consulting with applicable regulatory authorities, the organizers are not aware of any Georgia state banks which failed to commence business after they or their holding companies had raised the required capital. Additionally, based on conversations with applicable regulatory authorities, there are no indications that the Company and the Bank will have any difficulty in satisfying the applicable regulatory conditions.

  Plan of Distribution. Offers and sales of the Common Stock will be made on behalf of the Company primarily by certain of its officers and directors. The officers and directors will receive no commissions or other remuneration in connection with such activities, but they will be reimbursed for their reasonable expenses incurred in the offering. In reliance on Rule 3a4-1 of the Exchange Act, the Company believes such officers and directors will not be deemed to be brokers and/or dealers under the Exchange Act.

  The Company has no present arrangements or agreements with any brokers and/or dealers with respect to this offering. The Company presently anticipates that no sales of Common Stock will require the use of brokers and/or dealers. In the event that broker/dealers are used, all such funds will be promptly transmitted to the Escrow Agent under the terms of the escrow agreement.

  It is expected that the organizers (the directors of the Company) will purchase a total of 86,500 shares of Common Stock offered hereby; however, the organizers may, subject to regulatory approval, purchase up to 50% of the minimum number of shares offered hereby if necessary to complete the offering. Any shares purchased by the organizers in excess of their original commitment will be purchased for investment and not with a view to the resale of such shares, and any such purchases will be subject to regulatory approval.

  Founders Club. Each investor shall be deemed to be a member of the "Founders Club" of the Bank, which will entitle the investor to a personal checking account with no service charge for as long as the investor owns a minimum of 100 shares of Company Common Stock. The initial order of checks for such account will be complimentary, and the check design will identify the account holder as a member of the Founders Club.

How to Subscribe

  Each prospective investor who (together with the investor's affiliates) desires to purchase 100 or more shares must:

  1. Complete, date and execute the Subscription Agreement, which is attached as Exhibit A to this Prospectus.

  2. Make a check payable to "The Bankers Bank - Escrow
     Account for Southern Heritage Bancorp, Inc." in an amount equal to the full subscription price of $10.00 times the number of shares subscribed for.

  3. Return the completed Subscription Agreement and check as follows:

          HAND OR MAIL DELIVERY

          Southern Heritage Bancorp, Inc.
          3461 Atlanta Highway
          P. O. Box 907
          Oakwood, Georgia 30566
          Attn: Gary H. Anderson


                         USE OF PROCEEDS

  The net proceeds from the sale of the shares offered hereby after deducting estimated offering expenses of $35,000 will be between $7,965,000 if the minimum of 800,000 shares are sold and $9,965,000 if the maximum of 1,000,000 shares are sold. Offering expenses will be paid by the Company through draws on the organization loan described below and repaid from the gross proceeds of this offering.

  The organizers also expect the Company and the Bank to incur approximately $55,000 of organizational expenses and pre-opening expenses of approximately $196,500 (assuming the minimum offering is completed on July 1, 1998 and the Bank begins operation on August 1, 1998), which would be offset in part by estimated pre-opening investment income on offering proceeds of approximately
$7,500. Offering, organizational and pre-opening expenses incurred prior to the conclusion of the offering will be paid through draws by the Company on the organization loan (which has been guaranteed by the organizers). To the extent such amounts and accrued interest thereon exceeds $286,500, additional offering, organizational and pre-opening expenses will be paid through draws on the organization loan established for the Company by the organizers, with all of such amounts to be repaid by the Company together with accrued interest from net offering proceeds.

  The Company will use a portion of the net offering proceeds to the organization loan, which monies were and will be used to pay organizational, pre-opening, and offering expenses for the Company and the Bank. In addition, the Bank will use a portion of the proceeds it receives from the sale of its stock to the Company to reimburse the Company for amounts advanced by the Company to pay organizational and pre-opening expenses of the Bank.

  To facilitate the Company's formation and the Bank's formation, the organizers (all directors of the Company) arranged a line of credit (the "organization loan") from The Bankers Bank, Atlanta, Georgia, in the aggregate amount of $500,000 to pay organizational and pre-opening expenses for the Bank and the Company. The organization loan bears interest at the lender's prime rate (presently 8.5% per annum) and has a 360-day term. The organizers have personally guaranteed the organization loan. The organization loan and interest costs will be repaid from the offering proceeds when the conditions to the offering have been satisfied.

  The Company will capitalize the Bank with a minimum of $8,000,000 (net of offering and Company organizational expenses) of the net offering proceeds by purchasing approximately 795,000 shares of the Bank's stock at a price of $10.00 per share. After the anticipated expenditure of approximately $1,838,770 in the aggregate for organizational and pre-opening operation expenses and the costs of the Bank's proposed facility, the Bank will have remaining working capital of approximately $6,111,230 to be used for the purposes of making loans and investments in the course of the Bank's operations and to pay operating expenses (to the extent such expenses are not met by operating income).

  The remaining balance of the net proceeds of the offering of not in excess of approximately $2,000,000 (depending on the number of shares sold) will be retained to establish the Company's working capital and for general corporate purposes, including supporting the Bank's growth and engaging in other permitted activities.

  The following table sets forth in tabular form the estimated use by the Company and the Bank of the gross proceeds of the minimum and maximum offerings based on the estimate of management at this time and assuming that the offering is concluded as of July 1, 1998 and that the Bank commences operations on August 1, 1998, for purposes of projecting offering, organizational and pre-opening expenses and for computing interest payable. Pre-opening expenses will increase, with a corresponding reduction in working capital available to the Company and Bank, in the event completing the offering is delayed for any reason. Management believes that the Bank will commence operations by August 1, 1998 since all regulatory approvals should be received several months before that date as set forth herein and based on the installation of a temporary bank facility in June, 1998 on a portion of the land which will be the site of the permanent bank building to be built by the Bank. The Bank has received permission from the Department of Banking to begin operations in the temporary bank facility, assuming the other conditions required by the Department of Banking are met. The proposed permanent bank building will be built in approximately eight months and construction is projected to begin in July, 1998. The site of the bank building is a 1.3359 acre tract of land which the Company has leased from one of its directors under a 40-year ground lease. See "MANAGEMENT - Certain Transactions and Relationships."

                         Use of Proceeds

                                   Minimum        Maximum
Gross Proceeds From
 This Offering(1)                  $8,000,000     $10,000,000

Anticipated Use of Proceeds
 by the Company:
  Offering Expenses                    35,000          35,000
  Organizational Expenses(2)           15,000          15,000
  Working Capital                           0       2,000,000
  Capitalization of Bank
  through Purchase of Common
  Stock of the Bank                 7,950,000       7,950,000

  Total                           $ 8,000,000     $10,000,000

Anticipated Use of Capital
 by the Bank:

  Organization Expenses(2)         $   40,000     $    40,000
  Pre-opening Operating
   Expenses(2)(3)                     189,000         189,000
  Land and Bank Premises            1,250,270       1,250,270
  Furniture, Fixtures &
   Equipment                          359,500         359,500
  Working Capital                   6,111,230       6,111,230

  Total                            $7,950,000     $ 7,950,000

_______________________

(1) Assuming sale of 800,000 shares and 1,000,000 shares, respectively, at $10.00 per share.

(2) Organizational expenses consist primarily of consulting fees for market analysis and feasibility studies, filing fees, accounting, appraisal and legal fees and expenses. Pre-opening expenses consist primarily of salaries and benefits, printing, promotion, supplies, rent and occupancy expense, and interest expense. Such expenses have been estimated through July, 1998. All of such expenses as well as those for premises and leasehold improvements, and for furniture, fixtures and equipment are expected to be incurred provided that the offering proceeds are released from escrow.

(3) Assuming $189,000 of expenses, net of anticipated preopening income of $7,500.



                          CAPITALIZATION

  The following table sets forth the capitalization of the Company as of December 31, 1997, and as adjusted to give pro forma effect to the sale by the Company of the minimum offering of 800,000 shares and the maximum offering of 1,000,000 shares (as of the completion of the offering) and the receipt of the net proceeds anticipated by the Company from such sale, which will result in initial compliance with all regulatory capital requirements. All offering proceeds, with interest, will be returned to subscribers in the event the minimum offering is not completed.


                                   PRESENTLY      AS OF COMPLETION
                                  OUTSTANDING     OF THE OFFERING

                               SHARES        AMOUNT      SHARES     AMOUNT

ASSUME MINIMUM OFFERING:

Common Stock, $5 par value
10,000,000 shares authorized;
one share issued, 800,000 to be
issued as adjusted                  1        $      5    800,000   $4,000,000

Capital surplus                                     5               3,965,000
Accumulated deficit                             $(56,344)         $   (56,344)

   Total equity                                 $(56,334)          $7,908,656





ASSUME MAXIMUM OFFERING:

Common stock, $5 par value;
10,000,000 shares authorized;
one shares issued, 1,200,000
to be issued as adjusted             1     $     5       1,000,000 $5,000,000

Capital surplus                                  5                  4,965,0002

Accumulated deficit                         (56,344)                  (56,344)3

    Total equity                           $(56,334)               $9,908,656

___________________________
        1 In February, 1998, the Compnay issued one share of Common Stock to Mr. Cagle for $10 in connection with the organization of the Company.

        2 Expenses related to this offering are estimated to be $35,000 and will be charged to the capital surplus upon completion of the offering.

        3 Accumulated deficit represents organizational and pre-opening expenses incurred as of December 31, 1997, which were funded by the organization loan from The Bankers Bank.


                            DIVIDENDS

  Since the Company and the Bank are both start-up operations, it will be the policy of the Board of Directors of the Company to reinvest earnings for the period of time necessary to help ensure the success of their operations. As a result, the Company has no current plans to initiate the payment of cash dividends, and its future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company. See "SUPERVISION AND REGULATION - Bank Regulation."


                     BUSINESS OF THE COMPANY
                           AND THE BANK

The Company

  The Company was incorporated as a Georgia business corporation on February 13, 1998 to become a bank holding company by acquiring all the common stock of the Bank upon its formation. Initially, the Bank will be the sole operating subsidiary of the Company. The Company has applied to the Federal Reserve and the Department of Banking for prior approval to use $7,950,000 of the proceeds of this offering to acquire the Bank. If such approvals are granted, upon its acquisition of the common stock of the Bank, the Company will become a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, and the Georgia Bank Holding Company Act. See "SUPERVISION AND REGULATION."

  The Company has been organized to facilitate the Bank's ability to serve its future customers' requirements for financial services. The holding company structure will provide flexibility for expansion of the Company's banking business through the possible acquisition of other financial institutions and the provision of additional banking-related services which the traditional commercial bank may not provide under present laws. For example, banking regulations require that the Bank maintain a minimum ratio of capital to assets. In the event that the Bank's growth is such that this minimum ratio is not maintained, the Company may borrow funds, subject to capital adequacy guidelines of the Federal Reserve, and contribute them to the capital of the Bank and otherwise raise capital in a manner which is unavailable to the Bank under existing banking regulations.

  The Company has no present plans to acquire any operating subsidiaries other than the Bank. It is expected, however, that the Company may make additional acquisitions in the future in the event that the Company becomes profitable and such acquisitions are deemed to be in the best interest of the Company and its shareholders. Such acquisitions, if any, will be subject to certain regulatory approvals and requirements. See "SUPERVISION AND REGULATION."

The Bank

  General. The organizers filed an application with the Department of Banking and with the FDIC on June 16, 1997, for authority to organize as a state bank, the deposits of which will be federally insured, and to conduct a commercial banking business from Oakwood, Georgia. The organizers received approvals from the Department of Banking on October 31, 1997 and the FDIC on ____________, 1998.

  The Bank intends to be a full service commercial bank. The Bank plans to offer personal and business checking accounts, interest-bearing checking accounts, savings accounts, money market funds and various types of certificates of deposit. The Bank also plans to offer installment loans, real estate loans, second mortgage loans, commercial loans and home equity lines of credit. In addition, the Bank intends to provide such services as official bank checks and money orders, Mastercard and Visa credit cards, safe deposit box, traveler's checks, bank by mail, direct deposit of payroll and social security checks, and US Savings Bonds.

  Philosophy. The philosophy of the management of the Bank with respect to its initial operations will be to emphasize prompt and responsive personal service to the residents of Oakwood, Georgia and the other communities located in Hall County in order to attract customers and acquire market share now controlled by other financial institutions in the Bank's market area. The organizers believe that the Bank offers the residents of Oakwood and the surrounding areas the opportunity to have an ownership interest in a community bank, while also receiving the benefits associated with a locally owned and managed community bank. Through ownership in the Company, the residents of the community will have a greater role in the development of the Bank.

  Management of the Bank intends to implement an active officer and director call program to promote these efforts. The purpose of this call program will be to describe the products, services and philosophy of the Bank to both existing and new business prospects. In addition, the President of the Bank has substantial banking experience in Hall County, which will be an asset in providing both products and services designed to meet the needs of the Bank's customer base. All of the organizers are active members of the business community in Oakwood and the areas located around Hall County, and their continued active community involvement will provide an opportunity to promote the Bank and its products and services. The organizers intend to utilize effective advertising and superior selling efforts in order to build a distinct institutional image for the Bank and to capture a customer base.

  Bank Location and Facilities.  The Bank will be located at 3461
Atlanta Highway,  P. O. Box 907, Oakwood, Georgia 30566 in Hall
County. The Bank plans to provide services to Hall County residents, as well as to residents from the adjacent counties of Jackson and Gwinnett.

  On February 4, 1998, the Company entered into a ground lease with
M. Milton Robson, one of the Company's directors, for a 40-year ground lease of a 1.3359 acre tract of land located at 3461 Atlanta Highway in the City of Oakwood, Georgia. The tract of land is the site where the Company and the Bank intend to construct the main office of the Bank. The terms of the ground lease are set out in more detail under the section entitled "MANAGEMENT - Certain Transactions and Relationships" below. Upon termination of the lease due to certain defaults by the lessees or normal expiration, the real property improvements (the building) will revert to and become the property of the lessor. Final termination is expected to occur in Summer, 2038, but could occur earlier if lessees default in the payment of rent for three consecutive months or fail to exercise the extension options.

  The directors of the Company have obtained two appraisals of the proposed site of the bank building and of the ground lease. Both appraisals determined that the rental under the ground lease was reasonable and at market rental rate for comparable ground leases. Copies of the appraisals, together with the ground lease agreement, were filed with the Department of Banking and the FDIC.

  The Company and the Bank plan to have a 10,000 square foot, two-story building constructed on the property for the Bank. There will be four teller stations inside and four drive through stations. There will also be a stand-alone automatic teller machine accessible by automobile. The directors estimate that the cost of construction of the building will be approximately
$1,250,270. The furniture, fixtures and equipment necessary for operation of the Bank are projected to cost approximately $359,500. Construction, equipping and occupancy of the bank building is projected to occur by March, 1999. As set forth above, the directors anticipate that the Bank will open for business by August
1, 1998, in a temporary building to be located on a portion of the site of the permanent bank building.

  Primary Service Area. The Bank's Primary Service Area ("PSA") is defined as south Hall County. The Bank has defined its local community as Oakwood and Hall County, Georgia and portions of the surrounding counties of Jackson and Gwinnett.

  Economic and Demographic Factors. According to the Georgia Economic Profile (April, 1997), Hall County has grown during each census since 1950. From 1980 to 1990, Hall County grew by 26.1%. The adjacent counties of Jackson and Gwinnett Counties have also experienced significant positive population growth. The projected population of Hall County in 2000 is 120,000 persons. According to Georgia Economic Profile, 26% of the employment base of Hall County are employed in manufacturing. Manufacturing jobs provide 29% of the employment earnings for the county. Service employment is the next largest contributor to employment in the county, providing 22% of the jobs employment earnings. Retail trade employment is also important to the county's economy, providing 16% of the jobs and 11% of employment earnings. Hall County's annual unemployment rate for 1996 was lower than the State of Georgia's mark, averaging 3.3% compared with the State's average of 4.6%. Nationwide, unemployment for the same period averaged 5.4%. The per capita income in the county in 1995 was $21,165, which ranked 14th among Georgia's 159 counties. The City of Gainesville, the county seat and largest municipality in the county, issued 525 building permits in 1997, with an estimated total cost of construction of $79,115,750. Hall County issued 2,806 building permits in 1997, with an estimated total cost of construction of $191,408,010.

  Competition and Historical Deposit Trends. Hall County has ten commercial banks and three Federal credit unions with a total of 36 offices. Five of the banks are regional banks. They are SunTrust Bank, Regions Bank, Wachovia Bank, NationsBank, and First Market Bank of Tennessee. The other banks operating in Hall County are Gainesville Bank & Trust, Lanier National Bank, Georgia First Bank, Community Bank & Trust, and Central and Southern Bank. Total deposits in Hall County for these 13 financial institutions as of January 1, 1997 are estimated to exceed $1,500,000,000.

  Deposits in Hall County among the banks have grown from 1993 to 1997, and the growth in deposits in Hall County for 1996 was 9.49%. The organizers believe that this indicates a growing demand for bank services within the county. Projections prepared for the Bank and submitted to the Department of Banking indicate that the Bank could grow to $10,800,000 in deposits in the first twelve months of operation. There is no assurance, however, that the Bank's projections will be realized.

  Recent federal legislation permits commercial banks to establish operations nationwide, further increasing competition from out-of-state financial institutions. Furthermore, recently enacted
Georgia legislation greatly diminishes the historical legal restrictions on establishing branch banks across county lines in Georgia, thus creating further opportunities for other financial institutions to compete with the Bank. Generally, from July 1, 1996 to July 1, 1998, any bank located in Georgia may branch into any three additional Georgia counties regardless of the location of the parent bank. After July 1, 1998, banks may establish branch banks statewide without limitation. In addition, on-line computer banking via the Internet or otherwise may also become an increasing source of competition for community financial institutions such as the Bank. As a result of these competitive factors, the Bank may have to pay higher rates of interest to attract deposits. The organizers believe that the Bank will be able to compete effectively with these institutions in the Bank's proposed markets, but no assurances can be given in this regard.

  The organizers believe that a locally owned bank where decisions are made within Hall County will be more cognizant of the community's needs and more responsive in meeting those needs and local expectations. The Bank will operate from a modern facility offering convenient hours and competitive services delivered in a friendly manner. In addition, management believes that having a local board of directors and wide community ownership of the Company's Common Stock will enable the Bank to be successful.

  Lending Policy.  The Bank is being established to support Hall
County and the immediately-surrounding counties of Jackson and Gwinnett. Consequently, the Bank will aggressively seek good loans within a limited geographic area. The Bank's primary commercial lending function will be to make consumer loans to individuals and commercial loans to small and medium-sized businesses and professional concerns. In addition, the Bank plans to make real-estate-related loans, including construction loans for residential and commercial properties, and primary and secondary mortgage loans for the acquisition or improvement of personal residences. The
Bank plans to avoid concentrations of loans to a single industry or based on a single type of collateral.

  Real Estate Loans. The Bank will make and hold real estate loans, consisting primarily of single-family residential construction loans for one-to-four unit family structures. The
Bank will require a first lien position on the land associated with the construction project and will offer these loans to professional building contractors and homeowners. Loan disbursements will require on-site inspections to assure the project is on budget and that the loan proceeds are being used for the construction project and not being diverted to another project. The loan-to-value ratio for such loans will be predominantly 75% of the lower of the as-built appraised value or project cost, and will be a maximum of 80% if the loan is amortized. Loans for construction can present a high degree of risk to the lender, depending upon, among other things, whether the builder can sell the home to a buyer, whether the buyer can obtain permanent financing, whether the transaction produces income in the interim and the nature of changing economic conditions.

  Consumer Loans. The Bank plans to make consumer loans, consisting primarily of installment loans to individuals for personal, family and household purposes, including loans for automobiles, home improvements and investments. Risks associated with consumer loans include, but are not limited to, fraud, deteriorated or non-existing collateral, general economic downturn and customer financial problems.

  Commercial Loans. Commercial lending will be directed principally toward small to mid-size businesses whose demand for funds fall within the legal lending limits of the Bank. This category of loans includes loans made to individual, partnership or corporate borrowers, and obtained for a variety of business purposes. Risks associated with these loans can be significant and include, but are not limited to, fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates.

  Investments. In addition to loans, the Bank will make other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. No investment in any of those instruments will exceed any applicable limitation imposed by law or regulation.

  Deposits. The Bank plans to establish solid core deposits, including checking accounts, money market accounts, a variety of certificates of deposit, and IRA accounts. The primary means used to attract deposits will be an aggressive marketing plan in the overall service area, a broad product line, and competitive services. The primary sources of deposits will be residents of, and businesses and their employees located in, Hall County, and to a lesser extent, Jackson County and Gwinnett County, obtained through personal solicitation by the Bank's officers and directors, direct mail solicitations and advertisements published in the local media. Deposits will be generated by offering a broad array of competitively priced deposit services, including demand deposits, regular savings accounts, money market deposits (transaction and investment), certificates of deposit, retirement accounts, and other deposit or funds transfer services which may be permitted by law or regulation and which may be offered to remain competitive in the market.

  Asset and Liability Management. The Bank intends to manage its assets and liabilities to provide an optimum and stable net interest margin, a profitable after-tax return on assets and return on equity, and adequate liquidity. These management functions will be conducted within the framework of written loan and investment policies which the Bank will adopt. The Bank will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it will chart assets and liabilities on a matrix by maturity, effective duration, and interest adjustment period, and endeavor to manage any gaps in maturity ranges.

  Employees. Upon commencement of operations, the Bank is expected to have approximately 12 full-time employees. The Company is not expected to have any employees who are not also employees of the Bank.

                            MANAGEMENT

Proposed Officers and Directors

  On February 19, 1998, the Board of Directors of the Company elected the following persons as officers of the Company:

  Lowell S. Cagle         Chairman of the Board
  Gary H. Anderson        President, Chief Executive Officer
  James E. Palmour III    Secretary
  Jeanie Bridges          Treasurer, C.A.O. and C.F.O.

  The following table sets forth for the initial members of the Board of Directors of the Company, (a) their names, addresses and ages, (b) the positions they will hold in the Bank, (c) the number of shares of Common Stock for which they intend to subscribe, and
(d) the percentage of outstanding shares such number will represent if the minimum number of shares are sold in this offering and if the maximum number of shares are sold in this offering. The Board of Directors is divided into three classes, with each class being as nearly equal in number as possible, and the directors serve for staggered three-year terms. The present term of office of each director in Class One will expire at the annual shareholders meeting of the Company to be held in April, 1999; the present term of office of each director in Class Two will expire at the annual shareholders meeting of the Company to be held in April, 2000; and the present term of office of each director in Class Three will expire at the annual shareholders meeting of the Company to be held in April, 2001. These persons will also serve as directors of the Bank for the same staggered terms. The Class in which each director belongs is indicated below.

NAME AND                 POSITION     NUMBER      % OF     %OF
ADDRESS (AGE)[CLASS]     TO BE HELD   OF SHARES1  MINIMUM1 MAXIMUM1

Gary H. Anderson (46)    Director/      6,0002     .750%    .600%
4006 Covey Trail [3]     President
Oakwood, GA 30566        and C.E.O.

Lowell S. (Casey)        Director/      5,000      .625     .500
  Cagle (32)[3]          Chairman
4615 Hunters Court
Gainesville, GA 30507

Earl Gilleland (52)[2]   Director      20,000      2.50     2.00
3997 Sloan Mill Road
Gainesville, GA  30507

Terry Hayes (43)[2]      Director      2,500       .312     .250
Highway 323
P. O. Box 357
Hoschton, GA 30548

Wm. David Merritt (48)   Director     10,000       1.25     1.00
6620 Stringer Road [2]
Clermont, GA 30527

Harold Nichols (55)[1]   Director       2,000       .250     .200
4431 Benefield Road
Braselton, GA 30502

James E. Palmour         Director/     10,000      1.25     1.00
  III (61)[3]            Secretary
255 Sorrento Circle,
  N.W.
Gainesville, GA 30506

Dr. Edward Quillian (42) Director       1,000       .125     .100
4207 Bob White Lane [1]
Oakwood, GA 30566

Milton Robson (55)[1]    Director      25,000      3.125    2.50
3509 Tanners Mill Circle
Gainesville, GA 30507

Donald W. Smith (43)[3]  Director/Vice  5,000       .625     .500
4129 Cherokee Trail      Chairman
Gainesville, GA 30504

Jeanie Bridges (49)      Treasurer,     5,000       .625     .500
100 Sang Road            C.A.O. and
Cleveland, GA  30528     C.F.O.

All Proposed Directors                 91,500     11.44     9.15
and Officers, as a
Group3

________________________________
1 In the event that the minimum number of shares in this offering are not sold, the organizers may purchase additional shares of Common Stock for an aggregate of 400,000 shares of Common Stock (50% of the minimum and 40% of the maximum number of shares to be sold).

2 Under his employment agreement, Mr. Anderson also has stock options to purchase 15,000 shares of Common Stock of the Company. See "MANAGEMENT - Cash Compensation" below. The number of shares shown above for Mr. Anderson does not include the 15,000 shares subject to stock options.

3 These figures are different from the sum of the individual percentages because of rounding.

  Biographical information concerning the directors (the organizers) and executive officers is set forth below. None of the directors and officers are related.

  Gary H. Anderson - Gary H. Anderson has been a resident of Oakwood, Hall County, Georgia since 1963. Mr. Anderson was born in Clarkesville, Georgia in 1951. Mr. Anderson has over 23 years banking experience in Hall County, Georgia. Mr. Anderson served as City Vice-President for SunTrust Bank of Northeast Georgia, Gainesville, Georgia from 1981 through 1996. Mr. Anderson is a graduate of Gainesville College and C&S Commercial Lending School. Mr. Anderson has also attended the Georgia Banking School at the University of Georgia. He is a member of the Oakwood Rotary Club, Councilman of the City of Oakwood, and a member of the Greater Hall Camber of Commerce. Mr. Anderson has previously served on many civic, social and community organizations, including Hall County Boys Club Board of Directors, Gainesville College Foundation, United Way of Hall County, Oakwood Development Authority.

  Lowell S. (Casey) Cagle - Mr. Cagle is a native of Hall County, Georgia, a seventh generation resident. Mr. Cagle graduated from Johnson High School and attended Gainesville College and Georgia Southern University. A self-employed businessman, Mr. Cagle is President and co-owner of Strateia Group Atlanta, Inc., a management and business consulting firm, which he co-founded. He is also co-owner of Jean's Bridal and Tux of Class. Mr. Cagle is a member of Westside Baptist Church, Gainesville, Georgia. Mr. Cagle is a Georgia State Senator for the 49th District, which includes Hall County and portions of Forsyth County.

  Earl Gilleland - Mr. Gilleland is a native Hall Countian, having lived his entire life in South Hall County. His entire business career has been with Gilleland Concrete Company and in 1968 he became sole owner and President of the company. In 1997, Mr. Gilleland sold Gilleland Concrete to a Florida company, and he remains as manager of the local company. He is a member of Poplar Springs Baptist Church.

  Terry Hayes - Mr. Hayes has been a resident of Jackson County, Georgia for over 12 years. Mr. Hayes was born in DeKalb County.
He is Manager of Hayes Chrysler-Plymouth-Dodge-Jeep in Oakwood, Georgia. Mr. Hayes has worked in the family business of Hayes Chrysler-Plymouth-Dodge-Jeep in Gwinnett County and Hall County for over 25 years. Mr. Hayes is a member of the South Hall Rotary Club and the Georgia Cattlemen's Association.

  William David Merritt - Mr. Merritt is a long-time (40 year) resident of Hall County, Georgia. Mr. Merritt is President/Owner of Merritt Contracting, Inc. since 1982; President/Owner of Southern Curb, Inc. since 1987; President of MCI Management Company since 1989. Mr. Merritt is also Vice-President of Gilleland & Merritt, Inc., a real estate development company, and a partner in The Windmill Partnership, a real estate development company in north Hall County. Mr. Merritt is a member of the Georgia Utility Contractors Association and the Georgia Highway Contractors Association. He is a member of the Greater Hall Chamber of Commerce and the Rocky Mountain Elk Association.

  Harold Nichols - Mr. Nichols is a 35-year resident of Hall
County, Georgia. He has been the Engineer Products Sales Manager of Macklanburg-Duncan, Gainesville, Georgia since 1969. He is a member of Gainesville Masonic Lodge #219 and is an active member of the Johnson High School Booster Club.

  James E. Palmour III - Mr. Palmour was born in and is a resident of Gainesville, Hall County, Georgia, and has been a resident for all but four years of his life. He graduated from Gainesville High School, University of Georgia and Atlanta Law School. Mr. Palmour has been an attorney at law since 1964 and has practiced general law since that time with the exception of the period of 1976 through 1984 during which he was Judge of the Superior Court of the Northeastern Judicial Circuit. Mr. Palmour's major field of law is government law and he is attorney for the City of Gainesville, Georgia, White County, Georgia, and the Barrow County Airport Authority. He is a member of the Rotary Club of Gainesville, State Bar of Georgia, Gainesville-Northeastern Bar Association, and has previously served as a member of the Lanier Area Technical School Board.

  Dr. Edward Quillian - Dr. Quillian is a native of Hall County, Georgia and is a graduate of the University of Georgia School of Veterinary Medicine in 1983. Dr. Quillian was a partner in the Cumming Veterinary Clinic from 1983 to 1987. He has been CEO/Owner of Quillian Family Pet Clinic in Oakwood, Georgia since 1987. He is a Trustee of the Gainesville College Foundation. He is also a member of the American Animal Hospital Association, Georgia Veterinary Medical Association, American Veterinary Medical Association, and the Georgia Academy of Veterinary Practice.

  Milton Robson - Mr. Robson has been a resident of Hall County,
Georgia for over 50 years. He has resided in south Hall County for over 25 years. Mr. Robson founded Milton's Institutional Foods in
1962, which he sold in 1995 to Progressive Food Services.  Mr.
Robson is the owner of Mule Camp Springs, a commercial retail center, in Gainesville, Georgia and is the owner/developer of Robson Crossing Shopping Center in Oakwood, Georgia. He is Vice-President of Prime Pak Foods, Inc., a wholesale frozen meat distributor, which he founded in 1975.

  Donald W. Smith - Mr. Smith is a native of Hall County, Georgia. He is a 1975 graduate of West Georgia College. Mr. Smith is President and Owner of Arrow Auto Sales, and he has over 19 years experience in retail auto sales. He is President of Arrow Mitsubishi in Gainesville, Georgia, and he also has served as President of Oakwood Arrow Auto Auction since 1990. Mr. Smith is a past President and serves on the Board of Directors of the Georgia Automobile Dealers Association. Mr. Smith is a member of the Gainesville Jaycees and the Greater Hall Chamber of Commerce.

  Jeanie Bridges - Ms. Bridges was born in Guilford County, North Carolina, but has lived in Georgia since her teens. She resided in the metro Atlanta area for 20 years, Hall County for 10 years and has lived in White County for the past 3 years. Until resigning to take her position with the Company, Ms. Bridges was employed with SunTrust Bank, Northeast Georgia, N.A. since March, 1986 in many capacities from lender of consumer and mortgage loans to Branch Administrator. Prior to her resignation, she was First Vice President, Security Officer, and Compliance Officer. Ms. Bridges is a member of the First Baptist Church of Cleveland and the Truth Seekers Sunday School Class. She is also a member of the Georgia Department of Labor Advisory Council and is involved in Financial Women International (formerly NABW) and the White County League of Women Voters.

Cash Compensation

  Gary H. Anderson has an employment agreement with the Company and the Bank under which he will serve as President and Chief Executive Officer of the Company and of the Bank. The employment agreement provides for an initial term of three years and can be extended annually by the Company and the Bank at the end of each year of the term for an additional year, so that the remaining term shall continue to be three years. He will be paid an initial annual salary of $105,000. Once the Bank begins operations he will also be entitled to certain performance bonuses. The criteria for earning performance bonuses will be established by the Board of Directors.

  Under Mr. Anderson's employment agreement, he also has the option to purchase 15,000 shares of Common Stock of the Company at the price of the lesser of $10.00 or book value of the stock during the first five (5) years of operation of the Bank.

  Mr. Anderson will also receive health insurance with dependents coverage and disability insurance paid in full by the Bank. The Company will maintain a term life insurance policy on Mr. Anderson providing for death benefits in the amount of $500,000 payable to the Company and $500,000 payable to Mr. Anderson's family. He will receive a mid-size automobile to be used primarily for business purposes, and the Bank will pay operating, maintenance and insurance expenses for the automobile. The Bank will pay monthly membership dues for Mr. Anderson at all service organizations and professional associations.

  If the Company terminates Mr. Anderson's employment, the Company will be obligated to pay him severance pay equal to one year's base salary and insurance benefits. If Mr. Anderson's employment is terminated due to a sale, merger or other change of control of the Company or the Bank, the Company will be obligated to pay him severance pay equal to two times his then existing annual base salary. Furthermore, the Company must remove any restrictions on outstanding incentive awards so that all such awards vest immediately.

  In addition, Mr. Anderson's employment agreement provides that following termination of his employment with the Bank and for a period of twelve months thereafter if terminated without cause and for a period of six months thereafter if terminated for cause, Mr. Anderson may not: (i) be employed in the banking business or any related field thereto in Oakwood, Georgia or Hall County, Georgia,
(ii) solicit customers of the Bank for the purpose of providing financial services; (ii) solicit employees of the Bank for employment; (iv) furnish anyone or use any list of customers of the Bank for banking purposes; or (v) furnish, use or divulge to anyone any information acquired by him from the Bank relating to the Bank's methods of doing business.

  Mr. Anderson will also receive other employment benefits under his employment agreement with the Company and the Bank as spelled out in his employment agreement.

  Officers and directors of the Company will not be separately compensated for their services to the Company until the Company earns a cumulative profit.

  Directors will not be compensated for their services as directors until the Bank earns a cumulative profit.

Certain Transactions and Relationships

  It is possible that the Company and the Bank will have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank, including members of their families or corporations, partnerships or other organizations in which such directors and officers have a controlling interest. If such transactions occur, they will be on substantially the same terms (including price, or interest rate and collateral) as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to the Company and the Bank.

  To facilitate the Bank's formation, three of the organizers (all directors of the Company) arranged a line of credit from Citizens Bank, Cumming, Georgia, in the aggregate amount of $50,000 to pay organizational and pre-opening expenses for the Company and the Bank. The line of credit interest rate was the lender's prime rate (8.50% per annum) plus .5% and had a 180-day term. The three organizers personally guaranteed the line of credit. The line of credit and interest costs were repaid from proceeds of the organization loan described in the following paragraph.

  To facilitate the Company's formation and the Bank's formation, the organizers (all director's of the Company) arranged a line of credit (the "organization loan") from The Bankers Bank, Atlanta, Georgia, in the aggregate amount of $500,000 to pay organizational and pre-opening expenses for the Bank and the Company. Proceeds from the organization loan were also used to repay the line of credit from Citizens Bank, Cumming, Georgia. The organization loan bears interest at the lender's prime rate (presently 8.5% per annum) and has a 360-day term. The organizers have personally
guaranteed the organization loan.   The organization loan and
interest costs will be repaid from the offering proceeds when the conditions to the offering have been satisfied. See "USE OF PROCEEDS."

  The Company and the Bank have entered into a ground lease, dated February 4, 1998, with Milton Robson, as lessor. Mr. Robson serves as a director of the Company and will serve as a director of the Bank. The ground lease provides for the lease of a 1.3359 acre tract of land located at 3461 Atlanta Highway in the City of Oakwood, Georgia. The lease is for a term of 20 years, with four options to extend the term for five years upon each extension. The lease provides for annual rent of $40,000, payable in monthly installments of $3,333.33, beginning once the Company's temporary office facility is located on the site and placed in use by the Company. After the third lease year, the rent increases annually by the amount of increase in the Consumer Price Index during the prior year times the prior year's annual rent, but not in excess of a 5% increase. In addition, the Bank and the Company are required to pay the ad valorem taxes on the land and improvements built on the site and to keep the land and improvements insured against normal casualties and for general liability. The Bank intends to build and equip a 10,000 square foot, two-story bank building on the 1.3359 acre site at its expense. Upon termination of the lease due to certain defaults by the lessees or normal expiration, the real property improvements (the building) will revert to and become the property of the lessor. Final termination is expected to occur in Summer, 2038, but could occur earlier if lessees default in the payment of rent for three consecutive months or fail to exercise the extension options. The directors of the Company have obtained two appraisals of the proposed site of the bank building and of the ground lease. Both appraisals determined that the rental under the ground lease was reasonable and at market rental rate for comparable ground leases. Copies of the appraisals, together with the ground lease agreement, were filed with the Department of Banking and the FDIC.

Stock Option Plan

  Although the Company has no specific plans, the Company may adopt a stock option plan pursuant to which officers, directors, and key employees of the Company and the Bank may be granted options to purchase shares of the Company's stock as compensation for past services or as incentive for services to be rendered. The plan has not yet been adopted, and if adopted by the Board of Directors, will be submitted to the shareholders of the Company for approval or ratification. The organizers contemplate that the number of shares of the Company's Common Stock authorized to be issued pursuant to any stock option plan will not exceed 20% of the shares to be issued by the Company if this offering (160,000 shares if the minimum number of shares are sold in the offering and 200,000 if the maximum number are sold). Exercise of any such options could have a dilutive effect on the shareholders' interest in the Company's earnings and book value. In the future, it is possible that the Company could issue additional shares of its Common Stock. Any such stock offering by its nature could be dilutive to the holdings of purchasers in this offering.


     MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

  There is currently no market for the shares of Common Stock and it is not likely that an active trading market will develop for the shares in the future. There are no present plans for the Company's Common Stock to be traded on any stock exchange or over-the-counter market. As a result, investors who need or wish to dispose of all or part of their shares may be unable to do so except in private, directly negotiated sales.


            DESCRIPTION OF COMMON STOCK OF THE COMPANY

General

  The Company's Articles of Incorporation authorize the Company to issue up to 10,000,000 shares of Common Stock, par value $5.00 per share, of which a minimum of 800,000 shares and a maximum of 1,000,000 shares will be issued pursuant to this offering.

  All shares of Common Stock of the Company will be entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in all assets of the Company available for distribution to the shareholders. It is not anticipated that the Company will pay any cash dividends on the Common Stock in the near future. See "DIVIDENDS." Each holder of Common Stock will be entitled to one vote for each share on all matters submitted to the shareholders. Holders of Common Stock will not have any preemptive right to acquire authorized but unissued capital stock of the Company. There is no cumulative voting, redemption right, sinking fund provision, or right of conversion in existence with respect to the Common Stock. All shares of the Common Stock issued in accordance with the terms of this offering as described in this Prospectus will be fully-paid and non-assessable.

Shares Held by Affiliates

  Upon completion of this offering, the Company will have a minimum of 800,000 shares and a maximum of 1,000,000 shares outstanding. All of these shares will be freely tradeable without restriction or registration under the Securities Act of 1933, as amended (the "1933 Act"), except for shares purchased in this offering by the organizers.

  The organizers (the directors of the Company) are "affiliates" of the Company (as that term is defined in Rule 144 adopted under the 1933 Act), and, as a result, their shares will be subject to certain resale restrictions.

  Rule 144 generally provides that a person (including an affiliate of the Company) who has beneficially owned shares for at least two years would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale, whichever is greater. While affiliates may generally sell non-restricted shares under Rule 144 without regard to the length of their holding period, all shares purchased by the organizers will be purchased for investment purposes and not with a present intention of redistribution.

  There can be no assurance that a public market for the Common Stock will exist at any time subsequent to this offering. As a result, investors who may wish or who need to dispose of all or a part of their investment in the Common Stock may not be able to do so except for private direct negotiations with third parties, assuming that third parties are willing to purchase the Common Stock.

               CERTAIN PROVISIONS OF THE COMPANY'S
               ARTICLES OF INCORPORATION AND BYLAWS

  The Articles of Incorporation of the Company contain certain provisions which would have the effect of impeding an attempt to change or remove management of the Company or to gain control of the Company in a transaction not supported by its Board of Directors. The Articles of Incorporation of the Company also contain a provision which eliminates the potential personal liability of directors for monetary damages. The Bylaws of the Company contain certain provisions which provide indemnification for directors of the Company. Each of these provisions is discussed more fully below.

  The Bylaws of the Company provide that the Company's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of the Company's having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year, which effectively requires two annual meetings for the Company's shareholders to change a majority of the members of the Board.

Change in Number of Directors

  Article 7 of the Articles of Incorporation of the Company provides that any change in the number of directors of the Company, as set forth in its Bylaws, would have to be made by the affirmative vote of 2/3 of the entire Board of Directors or by the affirmative vote of the holders of at least 2/3 of the outstanding shares of Common Stock.

  Under Georgia law, the number of directors may be increased or decreased from time to time by amendment to the Bylaws, unless the Articles of Incorporation provide otherwise or unless the number of directors is otherwise fixed by the shareholders.

Removal of Directors

  Article 8 of the Articles of Incorporation of the Company provides that directors of the Company may be removed during their terms with cause by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock or without cause by the affirmative vote of the holders of at least 2/3 of the outstanding shares of Common Stock. "Cause" for this purpose is defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over the Company, or determination by at least 2/3 of the incumbent directors of the Company that the conduct of the director to be removed has been inimical to the best interests of the Company.

  Under Georgia law, any or all of the directors of a corporation may be removed with or without cause by the affirmative vote of a majority of the shares represented at a meeting at which a quorum is represented and entitled to vote thereon, unless the Articles of Incorporation provide otherwise.

Limitation of Liability

    Article 10 of the Company's Article of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the Company and to the shareholders of the Company for breach of a duty as a director. There is no elimination of liability for (a) a breach of duty involving appropriation of a business opportunity of the Company,
(b) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law, (c) a transaction from which the director derives an improper material tangible personal benefit, or (d) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. Article 10 does not eliminate or limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

  Article 10 was adopted by the Company pursuant to the Georgia Business Corporation Code which allows Georgia corporations, with the approval of their shareholders, to include in their Articles of Incorporation a provision eliminating or limiting the liability of directors, except in the circumstances described above. Article 10 was included in the Company's Articles of Incorporation to encourage qualified individuals to serve and remain as directors of the Company. While the Company has not experienced any problems in locating directors, it could experience difficulty in the future as the Company's business activities increase and diversify. Article 10 was also included to enhance the Company's ability to secure liability insurance for its directors at a reasonable cost. While the Company intends to obtain liability insurance covering actions taken by its directors in their capacities as directors, the Board of Directors believes that the current director's liability insurance environment, and the environment for the foreseeable future, is characterized by increasing premiums, reduced coverage and an increasing risk of litigation and liability. The Board of Directors believes that Article 10 will enable the Company to secure such insurance on terms more favorable than if such a provision were not included in the Articles of Incorporation.

Supermajority Voting on Certain Transactions

  Under Article 12 of the Articles of Incorporation of the Company, with certain exceptions, any merger or consolidation involving the Company or any sale or other disposition of all or substantially all of its assets will require the affirmative vote of the holders of at least 2/3 of the outstanding shares of Common Stock.
However, if the Board of Directors of the Company has approved the particular transaction by the affirmative vote of 2/3 of the entire Board, then the applicable provisions of Georgia law would govern and shareholder approval of the transaction would require the affirmative vote of the holders of only a majority of the outstanding shares of Common Stock entitled to vote thereon.

  The primary purpose of this Article is to discourage any party from attempting to acquire control of the Company through the acquisition of a substantial number of shares of Common Stock followed by a forced merger or sale of assets without negotiation with management. Such a merger or sale might not be in the best interests of the Company or its shareholders. This provision may also serve to reduce the risk of a potential conflict of interest between a substantial shareholder on the one hand and the Company and its other shareholders on the other.

  The foregoing provision could enable a minority of the Company shareholders to prevent a transaction favored by the majority of the shareholders. Also, in some, circumstances, the directors could cause a 2/3 vote to be required to approve the transaction by withholding their consent to such a transaction, thereby enhancing their positions with the Company and the Bank. However, of the ten persons who are directors of the Company, only one will be affiliated with the Company and the Bank in a full-time management position.

Evaluation of an Acquisition Proposal

  Article 13 of the Company's Articles of Incorporation provides that the response of the Company to any acquisition proposal made by another party will be based on the Board's evaluation of the best interests of the Company and its shareholders. As used herein, the term "acquisition proposal" refers to any offer of another party (a) to make a tender offer or exchange offer for any equity security of the Company, (b) to merge or consolidate the Company with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets owned by the Company.

  Article 13 charges the Board, in evaluating an acquisition proposal, to consider all relevant factors, including (a) the expected social and economic effects of the transaction on the employees, customers and other constituents (e.g., suppliers of goods and services) of the Company and the Bank, (b) the expected social and economic effects on the communities within which the Company and the Bank operate, and (c) the consideration being offered by the other corporation in relation (i) to the then current value of the Company as determined by a freely negotiated transaction and (ii) to the Board of Directors' then estimate of the Company's future value as an independent entity. The enumerated factors are not exclusive, and the Board may consider other relevant factors.

  This Article has been included in the Company's Articles of Incorporation because the Bank is charged with providing support to and being involved with the communities it serves, and the Board believes its obligations in evaluating an acquisition proposal extend beyond evaluating merely the consideration being offered in relation to the then market or book value of the Common Stock. No provisions of Georgia law specifically enumerate the factors a corporation's board of directors should consider in the event the corporation is presented with an acquisition proposal.

  While the value of the consideration offered to shareholders is the main factor when weighing the benefits of an acquisition proposal, the Board believes it appropriate also to consider all other relevant factors. For example, this Article directs the Board to evaluate the consideration being offered in relation to the then current value of the Company determined in a freely negotiated transaction and in relation to the Board's then estimate of the future value of the Company as an independent concern. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. The Board believes that frequently the consideration offered in such a situation, even though it may be in excess of the then market value (i.e., the value at which shares are then currently trading), it is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms which reflect not only the current value, but also the future value of the Company.

  One effect of this Article may be to discourage a tender offer in advance. Often an offeror consults the Board of a target corporation prior to or after commencing a tender offer in an attempt to prevent a contest from developing. In the opinion of the Board, this provision will strengthen its position in dealing with any potential offeror which might attempt to acquire the Company through a hostile tender offer. Another effect of this Article may be to dissuade shareholders who might be displeased with the Board's response to an acquisition proposal from engaging the company in costly litigation. This provision, however, does not affect the right of a shareholder displeased with the Board's response to an acquisition proposal to institute litigation against the Company and to allege that the Board breached an obligation to shareholders by not limiting its evaluation of an acquisition proposal to the value of the consideration being offered in relation to the then market or book value of the Common Stock.

  Article 13 would not make an acquisition proposal regarded by the Board as being in the best interests of the Company more difficult to accomplish. It would, however, permit the Board to determine that an acquisition proposal was not in the best interests of the Company (and thus to oppose it) on the basis of the various factors deemed relevant. In some cases, such opposition by the Board might have the effect of maintaining the positions of incumbent management.

Amendment of Provisions

  Any amendment of Articles 7, 8, 10, 12, and 13 of the Company's Articles of Incorporation requires the affirmative vote of the holders of at least 2/3 of the outstanding shares of Common Stock, unless 2/3 of the entire Board of Directors approves the amendment. If 2/3 of the Board approves the amendment, the applicable provisions of Georgia law would govern, and the approval of only a majority of the outstanding shares of Common Stock would be required.

Indemnification

  The Bylaws of the Company contain certain indemnification provisions which provide that directors, officers, employees or agents of the Company will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceedings.

  When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that the Company will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

  The Bylaws of the Company also provide that the indemnification rights set forth therein are not exclusive of other indemnification rights to which a director may be entitled under any bylaw, resolution or agreement either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon. The Company can also provide for greater indemnification than that set forth in the Bylaws if it chooses to do so, subject to approval by the Company's shareholders. The Company may not, however, indemnify a director for liability arising out of circumstances which constitute exceptions to limitation of a director's liability for monetary damages. See "CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES AND BYLAWS - Limitation of Liability."

  The indemnification provisions of the Bylaws specifically provide that the Company may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him in any such capacity, whether or not the Company would have had the power to indemnify against such liability.

  The Company is not aware of any pending or threatened action, suit or proceeding involving any of its directors or officers for which indemnification from the Company may be sought.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                    SUPERVISION AND REGULATION

  Bank holding companies and banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules and regulations affecting the Company and the Bank. This summary is qualified in its entirety by reference to the particular statutory and regulatory provision referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of the Company and the Bank. Supervision regulation and examination of the Company and the Bank by the bank regulatory agencies are intended primarily for the protection of depositors rather than shareholders of the Company.

Bank Holding Company Regulation

  The Company will be a registered holding company under the Bank Holding Company act of 1956 (the "BHC Act") and the Georgia Bank Holding Company Act (the "Georgia BHC Act") and will be regulated under such acts by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and by the Department of Banking, respectively.

  As a bank holding company, the Company is required to file annual reports with the Federal Reserve and the Department of Banking and such additional information as the applicable regulator may require pursuant to the BHC Act and the Georgia BHC Act. The Federal Reserve and the Department of Banking may also conduct examinations of the Company to determine whether it is in compliance with both BHC Acts and the regulations promulgated thereunder.

  The BHC Act also requires every bank holding company to obtain prior approval from the Federal Reserve before acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank which is not already majority owned or controlled by that bank holding company. Acquisition of any additional banks would also require prior approval from the Department of Banking.

  On September 29, 1994, President Clinton signed the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") which amends federal law to permit bank holding companies to acquire existing banks in any state effective September 29, 1995, and any interstate bank holding company is permitted to merge its various bank subsidiaries into a single bank with interstate branches effective June 1, 1997. States have the authority to authorize interstate branching prior to June 1, 1997 or alternatively, to opt out of interstate branching prior to that date.

  In response to the Interstate Act, recently enacted Georgia legislation permits interstate branching where the branch banks are acquired by merger or acquisition between an out-of-state bank and a Georgia bank. Furthermore, recent Georgia legislation greatly diminishes the historical legal restrictions on establishing branch banks across county lines in Georgia. Generally, from July 1, 1996 to July 1, 1998, any bank located in Georgia may branch into any three additional Georgia counties regardless of the location of the parent bank. After July 1, 1998, banks may establish branch banks statewide without limitation.

  In addition to having the right to acquire ownership or control of other banks, a bank holding company is authorized to acquire ownership or control of nonbanking companies, provided the activities of such companies are so closely related to banking or managing or controlling banks that the Federal Reserve considers such activities to be proper to the operation and control of banks. Regulation Y, promulgated by the Federal Reserve, sets forth those activities which are regarded as closely related to banking or managing or controlling banks and, thus, are permissible activities for bank holding companies, subject to approval by the Federal Reserve in individual cases.

  Federal Reserve policy requires a bank holding company to act as a source of financial strength and to take measures to preserve and protect bank subsidiaries in situations where additional investments in a troubled bank may not be warranted. Under these provisions, a bank holding company may be required to loan money to its subsidiaries in the form of capital notes or other instruments which qualify for capital under regulatory rules. Any loans by the holding company to such subsidiary banks are likely to be unsecured and subordinated to such bank's depositors and perhaps to its other creditors.

Bank Regulation

  The Company will initially have one subsidiary bank. The Bank will be a state bank chartered under the laws of the State of Georgia and will be subject to examination by the Department of Banking. The Department of Banking regulates or monitors all areas of a bank's operations and activities, including reserves, loans, mergers, issuance of securities, payment of dividends, interest rates and establishment of branches.

  The Bank will also be insured and regulated by the Federal Deposit Insurance Corporation (the "FDIC"). The major functions of the FDIC with respect to insured banks include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claims of depositors, acting as a receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsound and unsafe banking practices. In addition, the FDIC is authorized to examine insured state banks which are not members of the Federal Reserve to determine the condition of such banks for insurance purposes. The FDIC also approves conversions, mergers consolidations and assumption of deposit liability transactions between insured banks and noninsured banks or institutions to prevent capital or surplus diminution in such transactions where the resulting, continued or assuming bank is an insured non-member state bank.

  Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the BHC Act on any extension of credit to the bank holding company or any of its subsidiaries, on investment in the stock or other securities of the bank holding company or its subsidiaries, and on the taking of such stock or securities as collateral for loans to any borrower. In addition, a bank holding company and its subsidiaries are prohibited for engaging in certain tying arrangements in connection with any extension of credit or provision of any property or services.




Capital Requirements

  Regulatory agencies measure capital adequacy with a framework that makes capital requirements sensitive to the risk profile of the individual banking institution. The guidelines define capital as either Tier 1 capital (primary shareholders equity) or Tier 2 capital (certain debt instruments and a portion of the reserve for loan losses). There are two measures of capital adequacy for bank holding companies and their subsidiary banks: the Tier 1 leverage ratio and the risk-based capital requirements. Bank holding companies and their subsidiary banks must maintain a minimum Tier 1 leverage ratio of 4%. In addition, Tier 1 capital must equal 4% of risk-weighted assets, and total capital (Tier 1 plus Tier 2) must equal 8% of risk-weighted assets. These are minimum requirements, however, and institutions experiencing internal growth (which will initially be the case for the Bank) or making acquisitions, as well as institutions with supervisory or operational weaknesses, will be expected to maintain capital positions well above these minimum levels.

  The federal banking agencies have proposed amending the capital adequacy standards to provide for the consideration of interest rate risk in the overall determination of a bank's capital ratio and to require banks with greater interest rate risk to maintain adequate capital for the risk. It is uncertain what effect these regulations, when implemented, would have on the Company and the Bank.

  The Federal Deposit Insurance Corporation Improvements Act of 1991 (the "1991 Act") imposes a regulatory matrix which requires the federal banking agencies to take prompt corrective action to deal with depository institutions that fail to meet their minimum capital requirements or are otherwise in a troubled condition. The prompt corrective action provisions require undercapitalized institutions to become subject to an increasingly stringent array of restrictions, requirements and prohibitions, as their capital levels deteriorate and supervisory problems mount. Should these corrective measures provide unsuccessful in recapitalizing the institution and correcting its problems, the 1991 Act mandates that the institution be placed in receivership.

  Pursuant to regulations promulgated under the 1991 Act, the corrective actions that the banking agencies either must or may take are tied primarily to an institution's capital levels. In accordance with the framework adopted by the 1991 Act, the banking agencies have developed a classification system, pursuant to which all banks and thrifts are placed into one of five categories: well-capitalized institutions, adequately capitalized institutions, undercapitalized institutions, significantly undercapitalized institutions and critically undercapitalized institutions. The capital thresholds established for each of the categories are as follows:

Capital        Tier 1       Total Risk     Tier 1 Risk
Category       Capital      Based Capital  Based Capital Other

Well           5% or more   10% or more    6% or more    Not
Capitalized                                              Subject to
                                                         a capital
                                                         directive

Adequately     4% or more   8% or more     4% of more      -
Capitalized

Undercapit-    less than 4% less than 8%   less than 4%    -
alized

Significantly  less than 3% less than 6%   less than 3%    -
Undercapitalized

Critically     2% or less         -             -          -
Undercapit-    tangible equity
alized

    The capital guidelines can affect the Company in several ways. After completion of this offering, the Company's capital levels will initially be more than adequate. However, rapid growth, poor loan portfolio performance, poor earnings performance, or a combination of these factors, could change the Company's capital position in a relatively short period of time, making an additional capital infusion necessary.

    The Department of Banking will require the Bank to maintain a ratio (the "primary capital ratio") of total capital (which is essentially Tier 1 capital plus the allowance for loan losses) to total assets (defined as balance sheet assets plus the allowance for loan losses) of at least 6%. In addition, the Bank expects that, in accordance with the Department of Banking policy, the Bank will be required to maintain a primary capital ratio of 8% during its first three years of operation.


CRA and Fair Lending

    On April 19, 1995, the federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment At (the "CRA"), which are intended to set distinct assessment standard for financial institutions. The revised regulation contains three evaluation tests: (a) a lending test which will compare the institution's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate-income areas or individuals, (b) a services test which will evaluate the provision of services that promote the availability of credit to low- and moderate-income areas, and (c) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulation is designed to reduce the paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996, at which time evaluation under streamlined procedures began for institutions with assets of less than $250 million that are owned by a holding company with total assets of less than $1 billion.

    Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

    On March 8, 1994, the Federal Agencies, in an effort to clarify what constitutes lending discrimination and to specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Credit Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified:
(a) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis, (b) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person, and (c) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

FDIC Insurance Assessments

    The Bank will be subject to FDIC deposit insurance assessments for the Bank Insurance Fund. The FDIC has implemented a risk-based assessment system whereby banks are assessed on a sliding scale depending on their placement in nine separate supervisory categories. The highest-rated institutions pay the statutory annual minimum of $2,000 for FDIC insurance. Rates for all other institutions are reduced by four cents per $100 as well, leaving a premium range of 3 cents to 27 cents per $100 of deposits. For FDIC deposit insurance, the Bank will initially pay an annual FDIC deposit insurance assessment of .43 cents per $100 of deposits.

Future Requirements

    Statutes and regulations are regularly proposed which contain wide-ranging proposals for altering the structures, regulations and competitive relationship of the nation's financial institutions.
It cannot be predicted whether or what form any proposed statute or regulation will be adopted or the extent to which the business of the Company and the Bank may be affected by such statute or regulation.


                          LEGAL MATTERS

    The validity of the Common Stock offered hereby will be passed upon for the Company by James E. Palmour III, Esquire, Gainesville, Georgia. Mr. Palmour is one of the organizers and serves as a director of the Company. He will also serve as a director of the Bank. He has provided legal services to the Company during 1997, and it is anticipated that he will provide legal services to the Company and the Bank during 1998. Mr. Palmour also intends to purchase 10,000 shares of Common Stock of the Company in the offering.


                             EXPERTS

    The financial statements of the Company at December 31, 1997 and for the period from February 24, 1997 (inception) until December 31, 1997, set forth herein have been so included in reliance on the report of Henry & Company, LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                SOUTHERN HERITAGE BANCORP, INC.
                (A Development Stage Corporation)
                      FINANCIAL STATEMENTS
       For the Period from February 24, 1997 (inception)
                     to  December 31, 1997

                SOUTHERN HERITAGE BANCORP, INC.
                (A Development Stage Corporation)

       For the Period from February 24, 1997 (inception)
                      to December 31, 1997

                       TABLE OF CONTENTS

                                                       Page

Independent Accountants' Report                          1

Balance Sheet                                            2

Statement of Operations                                  3

Statement of Stockholders' Equity                        4

Statement of Cash Flows                                  5

Notes to the Financial Statements                   6 - 10

       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Southern Heritage Bancorp, Inc.

We have audited the accompanying balance sheet of Southern Heritage Bancorp, Inc. (a development stage corporation) as of December 31, 1997, and the related statements of operations, changes in shareholders' equity and cash flows for the period from February 24, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Heritage Bancorp, Inc. as of December 31, 1997 and the results of operations and its cash flows from February 24, 1997 (inception) to December 31, 1997 in conformity with generally accepted accounting principles.



HENRY & COMPANY, LLP
Gainesville, Georgia
February 27, 1998

                    SOUTHERN HERITAGE BANCORP, INC.
                     (A Development Stage Company)

                           BALANCE SHEET

                          December 31, 1997

Assets

Current assets:
Cash                                                 $   12,643
Prepaid expenses (Note 3)                                46,141
     Total current assets                                58,784

Property and equipment (Note 5):
Furniture and fixtures                                    1,000
Vehicles                                                 18,909
Accumulated depreciation                                   (315)
     Total property and equipment                        19,594

Other assets:
Deferred stock offering costs (Note 2)                    2,245
Organization costs (Note 2)                              63,175
Construction in progress (Note 4)                        48,413
     Total other assets                                 113,833

     Total assets                                 $     192,211


                     Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable                                   $      20,268
Accrued liabilities                                          872
     Total current liabilities                            21,140

Noncurrent liabilities:
Line of credit (Note 6)                                  227,415
     Total noncurrent liabilities                        227,415

     Total liabilities                                   248,555

Commitments and Contingencies
Stockholders' deficit:
  Common stock, $5.00 par value;
  10,000,000 shares authorized;
  no shares issued and outstanding                             -
Deficit accumulated during the development stage         (56,344)

Total liabilities and stockholders' deficit        $     192,211

The accompanying notes are an integral part of these financial statements.

                     SOUTHERN HERITAGE BANCORP, INC.
                      (A Development Stage Company)

                         STATEMENT OF OPERATIONS

    For the Period from February 24, 1997 (inception) to December 31, 1997

Income:                                              $           -

Expenses:

Consulting expense                                          21,000

Salaries expense                                            17,500

Legal and accounting expenses                                4,000

Interest expense                                             4,593

Other pre-opening expenses                                   9,251

     Total expenses                                         56,344

Net Loss                                              $    (56,344)





The accompanying notes are an integral part of these financial statements.

                       SOUTHERN HERITAGE BANCORP, INC.
                        (A Development Stage Company)

                     STATEMENT OF STOCKHOLDERS' EQUITY

   For the Period from February 24, 1997 (inception) to December 31, 1997

                                                   Deficit
                                                   Accumulated
                                                   During
                                       Common      Development
                                       Stock       Stage         Total


February 24, 1997                      $   -       $       -     $       -

Net loss - Inception to
 December 31, 1997                         -         (56,344)      (56,344)

December 31, 1997                      $   -         (56,344)    $ (56,344)







The accompanying notes are an integral part of these financial statements.

                        SOUTHERN HERITAGE BANCORP, INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

      For the Period from February 24, 1997 (inception) to December 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                $   (56,344)

     Adjustments to reconcile net loss to net cash used by operating activities:

     Depreciation                                                   315

     Increase in prepaid expenses                               (46,141)
     Increase in accounts payable                                20,268
     Increase in accrued liabilities                                872

Net Cash Used by Operating Activities                           (81,030)

CASH FLOWS FROM INVESTING ACTIVITIES
    Organization costs, capitalized                             (63,175)
    Capital expenditures                                        (68,322)

Net Cash Used by Investing Activities                          (131,497)

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from organizers                                    85,000
     Repayment to organizers                                    (85,000)
     Draws on line of credit                                    225,000
     Interest capitalized to line of credit                       2,415
     Increase in deferred stock offering costs                   (2,245)

Net Cash Provided by Financing Activities                       225,170

NET INCREASE IN CASH                                             12,643

Cash, at beginning of period                                          -

Cash, at end of period                                      $    12,643

Supplemental information:

     Cash paid for interest during the period               $     2,178

     Interest capitalized during the period                 $     2,415

  The accompanying notes are an integral part of these financial statements.


                            SOUTHERN HERITAGE BANCORP, INC.
                           (A Development Stage Corporation)
                             NOTES TO FINANCIAL STATEMENTS
                   For the Period from February 24, 1997 (inception) to
                                   December 31, 1997

NOTE 1   ORGANIZATION

  Southern Heritage Bancorp, Inc. ("the Company") was formed on February 13, 1998 for the purpose of becoming a bank holding company. The Company intends to acquire 100% of the outstanding common stock of Southern Heritage Bank ("the Bank") which will operate as a full service community bank in Oakwood, Georgia. The organizers of the Bank have received preliminary regulatory approval to charter the Bank with the Department of Banking and Finance and the Federal Deposit Insurance Corporation.

  Prior to the filing of the Company's Articles of Incorporation with the Georgia Secretary of State on February 13, 1998, organizational and pre-opening activities were conducted by the organizers. The FDIC is expected to approve the Company's application to operate as a federally insured banking company. Provided that the application is approved timely and necessary capital is raised, it is expected that the operations of the Company through the Bank will commence in 1998.

  NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Pre-opening and Organization Costs

  Pre-opening costs such as salaries and other operating expenses are initial expenses incurred to prepare the Company to commence business as a financial institution. These costs are included in the current period's operating results as expense items in the Statement of Operations.

  Costs incurred for the organization of the Company (consisting principally of legal, accounting, consulting, and incorporation fees) are being capitalized and will be amortized over five years. Amortization of the organization costs will begin when banking operations commence.

  Stock offering costs, consisting of direct, incremental costs of the offering, have been deferred and will be charged to additional paid-in capital when the stock offering is completed.




  NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  (Continued)

  Property and Equipment

  Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes and on an accelerated method for tax reporting purposes.

  Income Taxes

  The Company is subject to federal and state income taxes. No taxes have been accrued or paid because of operating losses incurred during the pre-opening stage. During the development stage, the Company has recognized a valuation allowance equal to 100% of the tax benefit arising from the operating loss carryforwards.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Advertising Costs

  Advertising costs are expensed when incurred by the Company.

  NOTE 3   PREPAID EXPENSES

  Prepaid expenses of $46,141 at December 31, 1997 consists of prepaid rent of $45,600 and prepaid insurance of $541. The prepaid rent represents payment for the lease of a temporary building for one year. See Note 7 for more details.

  NOTE 4   CONSTRUCTION IN PROGRESS

  The Company plans to build a permanent facility upon final regulatory approval. Expenses have been incurred related to architectural fees for the design of this building and have been capitalized as construction in progress. Upon final completion of the building, the amounts will be reported as fixed assets and will be depreciated over the estimated useful life of the building.

  NOTE 5   PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following at December 31, 1997:

         Furniture and fixtures               $   1,000

         Vehicles                                18,909
                                                 19,909

          Less:  accumulated
          depreciation                             (315)

          Total property and
          equipment                           $  19,594


  Depreciation expense charged to operations was $315 in 1997.

  NOTE 6   DEBT

  Organization and pre-opening expenses have been funded with borrowings under two $50,000 lines of credit at another financial institution. These lines were in the name of the organizers of the Company, but all proceeds were used for organization and pre-opening expenses. The first line of credit originated on May 3, 1997 and carried an interest rate of 9% and a maturity date of October 30, 1997. The second line originated on September 10, 1997 and also carried a 9% interest rate and a maturity date of October 30, 1997. Both were repaid in full on their due date with proceeds from a line of credit with The Banker's Bank.

  The line of credit with The Banker's Bank originated on October 23, 1997 in the amount of $500,000 and carries an interest rate of the Prime rate published in the Wall Street Journal or 8.5% at December 31, 1997. The outstanding balance is due in full on October 23, 1998. As of December 31, 1997, the outstanding balance totaled $227,415 of which 2,415 is capitalized interest. The line is guaranteed by the organizers of the Company. It is the intent of the Company's organizers to repay the debt with proceeds from the stock sale.




  NOTE 7   COMMITMENTS AND RELATED PARTY TRANSACTIONS

  Organization costs and pre-opening expenses have been funded with a loan acquired by the organizers of the Company, as described in Note 5.

  The Bank entered into an employment agreement with the President\Chief Executive Officer on November 5, 1997. The employment agreement provides for a three year term and is annually renewable thereafter. The President will be paid an initial base annual salary of $105,000. Once the Bank begins operations, he will also be entitled to certain performance bonuses based on regulatory ratings of the Bank and deposit growth, return on average assets ("ROA"), and return on average equity ("ROE") of the Bank for the year. Based on these factors, the calculated bonus may range from 0 to 50% of the base salary.

  Further, the employment agreement requires the President to purchase 6,000 shares of the initial offering of Common Stock of the Company at the same time as the other initial directors. The President will also have the right to purchase an additional 15,000 shares at book value or $10.00 per share, whichever is less, during the first five years of operation of the Bank.

  The Bank also entered into an employment agreement with the Senior Vice President\Chief Lending Officer of the Bank on January 1, 1998; however, this employee's actual start date has not yet been determined. The employment agreement provides for a two year term and is annually renewable
  thereafter.    The Senior Vice President\Chief Lending Officer
  will be paid an initial base annual salary of $63,500. Once the Bank begins operations, the employee will also be entitled to certain performance bonuses based upon mutually agreed upon goals such as a pre-determined formula consisting of regulatory compliance, deposit growth, and other factors. Based on these factors, the calculated bonus may range from 0 to 15% of the base salary. Further, the contract gives the Senior Vice President\Chief Lending Officer the right and option to purchase 5,000 shares of the Company's common stock at book value or $10.00 per share, whichever is less, for the first five years of employment and if extended by the board not to exceed ten years.

  NOTE 7   COMMITMENTS AND RELATED PARTY TRANSACTIONS
  (Continued)

  On January 7, 1998, the Bank entered into an employment agreement with the Senior Vice President\Chief Operations Officer of the Bank. The agreements provides for a three year term and is annually renewable thereafter. The Senior Vice President\Chief Lending Officer will receive an annual salary of $65,000 for the first twelve months. Thereafter, annual performance reviews will determine the amount of increase in the initial base salary. Once the Bank begins operations, the employee will be entitled to performance bonuses ranging from 0% to 15% of the annual base salary. In addition, the employee shall have the right and option to purchase 5,000 shares of the Company's common stock at book value or $10.00 per share, whichever is less, for the first five years of employment and if extended by the board not to exceed ten years.

  On June 1, 1997, the Bank entered into a lease agreement with Bank and Business Systems, Inc. for a temporary office facility. The entire agreement is contingent upon the receipt of final government regulatory approvals. The lease calls for monthly rent in the amount of $3,800 per month for a twelve month term payable in advance ($45,600). This amount was paid by the Company in 1997 and is shown as prepaid rent on the balance sheet at December 31, 1997. In addition, the lease requires the Company to maintain insurance on the temporary facility and well as on its contents.

  On November 21, 1997, the Bank entered into an architectural contract with Hussey, Gay, Bell & Deyoung International, Inc., Jacobs-Hlavenka Division to design the Company's permanent facility in Oakwood, Georgia. The total construction cost of the building is estimated to be $1 million. The contract calls for a base fee of 6% of the estimated total construction cost, payable in progress payments as the work is completed, as well as extra charges for increases from executed change orders and extra services. As of December 31, 1997, the Company has made $40,500 in payments to Jacobs-Hlavenka which are shown as a component of construction in progress on the balance sheet.






  NOTE 7   COMMITMENTS AND RELATED PARTY TRANSACTIONS
  (Continued)

  On February 4, 1998, the Company entered into a lease with a related party (an organizer and a director of the Company) for the land which will be the site of the permanent facility.
  The lease calls for a twenty year term (beginning on the rent commencement date) which can be extended for four additional periods of five years each. The base annual rent is $40,000, payable in monthly installments of $3333.33 each. The rent commencement date shall be the earlier of the day the Company locates its temporary office facility of the premises and said facility is placed in use by the Company's employees or 120 days after the date of the lease.

SUBSCRIPTION AGREEMENT                                 EXHIBIT "A"


Southern Heritage Bancorp, Inc.
3461 Atlanta Highway
P. O. Box 907
Oakwood, Georgia 30566
Attn: Gary H. Anderson

Gentlemen:

     The undersigned hereby subscribes for and agrees to purchase the number of shares of Common Stock, par value $5.00 per share (the "Common Stock"), of Southern Heritage Bancorp, Inc., a Georgia corporation (the "Company"), indicated below. The undersigned has executed and delivered this Subscription Agreement in connection with the Company's offering of Common Stock described in its Prospectus dated ______, 1998. (Such Prospectus, including any amendments and supplements thereto, is herein called the "Prospectus").

     The undersigned agree to purchase the shares of Common Stock subscribed for herein for the purchase price of $10.00 per share. All checks should be made payable to "The Bankers Bank - Escrow Account for Southern Heritage Bancorp, Inc." A check in an amount equal to the full subscription price is enclosed with this Subscription Agreement.

     The undersigned acknowledges receipt of a copy of the Prospectus. The undersigned further acknowledges that the Company has not yet begun operations and that an investment in the Common Stock involves significant risks, as set forth under "Risk Factors" in the Prospectus. The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the offering of the Common Stock, the accuracy or adequacy of the Prospectus, or any recommendations or endorsement concerning an investment in the Common Stock.

     The undersigned agrees that this subscription is binding on the undersigned and is irrevocable by the undersigned until the Expiration Date as defined in the Prospectus. The undersigned acknowledges that this Subscription Agreement shall not constitute a valid and binding obligation of the Company until accepted by the Company in writing, and that the Company has the right to reject this Subscription Agreement, either in whole or in part, in its sole discretion.

Number of Shares
(minimum 100 shares):  ________      ____________________________
                                     Please PRINT or TYPE exact
                                     name(s) in which undersigned
                                     desires to be registered
Total Subscription
Price (at $10.00 per
share):                $_______

                          SUBSTITUTE W-9


Under the penalties of perjury, I certify that: (a) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding.
INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER-REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.


_____________________________        ____________________________
Date                                 Signature(s)*


_____________________________        ____________________________
Area Code and Telephone No.          Please indicate form of
                                     ownership the undersigned
                                     desires for the shares
                                     (individual, joint tenants
                                     with right of survivorship,
                                     tenants in common, trust,
                                     corporation, partnership,
                                     custodian, etc.)
_____________________________
Social Security or Federal
Taxpayer Identification No.          ____________________________
                                     Street Address

                                     ____________________________
                                     City/State/Zip Code


                  TO BE COMPLETED BY THE COMPANY

Accepted as of __________________, 1998, as to ____________ shares.

SOUTHERN HERITAGE BANCORP, INC.

By___________________________
    Signature

_____________________________
Print Name

*When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.
In case of joint tenants, each joint owner must sign.

______________________________________________
The Company reserves the right, in its sole discretion to reject any and all subscriptions, and no subscription will be effective until accepted by the Company.

No person has been authorized by the Company to give any information or to make any representations not contained in this
Prospectus, and any information or statement not contained herein must not be relied upon as having been authorized by the Company. The delivery of this Prospectus does not imply that the information contained herein is correct as of any time subsequent to its date.

The Company has undertaken to update this Prospectus to reflect any facts or events arising after the date hereof, which individually or in the aggregate represent a fundamental change in the information set forth herein and to include any material information with respect to the plan of distribution not previously disclosed in the Prospectus or any material changes to such information.

Subscribers should not construe the contents of this Prospectus or any communication from the Company, whether written or oral, as legal, tax accounting, or other expert advice.
Each subscriber should consult his or her own counsel, accountants and other professional advisors as to all matters concerning his or her investment in shares of the Common Stock.

The shares of Common Stock of the Company offered hereby are not deposits insured by the Federal Deposit Insurance Corporation.

This Prospectus does not constitute an offer to sell in any jurisdiction or a solicitation of an offer to buy any of the shares of the Common Stock to any person in any jurisdiction in which such offer or solicitation is unlawful.

                         TABLE OF CONTENTS

                                Page

Summary...................................
Risk Factors..............................
The Offering..............................
Use of Proceeds...........................
Capitalization............................
Dividends.................................
Business of the Company and the Bank......
Management................................
Market for Common Stock and Related
Shareholder Matters.......................
Description of Common Stock of the
  Company.................................
Certain Provisions of the Company's
  Articles of Incorporation and
  ByLaws..................................
Supervision and Regulation................
Legal Matters.............................
Experts...................................
Financial Statements......................  F-1
Subscription Agreement.................   Exhibit "A"
_____________________________________________________

_____________________________________________________








         SOUTHERN HERITAGE BANCORP, INC.

         A Proposed Bank Holding Company

                        for

              SOUTHERN HERITAGE BANK

               A Proposed State Bank




                  1,000,000

                  Shares of

                 Common Stock


                 PROSPECTUS


______________________________

                                 PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

  Consistent with the pertinent provisions of the laws of Georgia, the Registrant's Articles of Incorporation provide that the Registrant shall have the power to indemnify its directors and officers against expenses (including attorney's fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director or officer is proper because he or she met the applicable standard of conduct shall be made (a) by the Board of Directors of the Registrant, (b) in certain circumstances, by independent legal counsel in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote.

Item 25.  Other Expenses of Issuance and Distribution.

  Expenses of the sale of the Registrant's Common Stock, $5.00 par value, are as follows:

  Registration Fee                              $  2,950
  Legal Fees and Expenses (Estimate)              20,000
  Accounting Fees and Expenses (Estimate)          4,000
  Printing and Engraving Expenses (Estimate)       2,500
  Miscellaneous (Estimate)                         6,050

  Total                                         $ 35,000

Item 26.  Recent Sales of Unregistered Securities.

  On February 19, 1998, the Registrant issued to Lowell S. Cagle, in a private placement one share of the Registrant's Common Stock, $5.00 par value per share, for an aggregate purchase price of $10 in connection with the organization of the Company. The sale to Mr. Cagle was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act because it was a transaction by an issuer which did not involve a public offering.

Item 27.  Exhibits.

Exhibit Description
Number

   3.1       Articles of Incorporation
   3.2       Bylaws
   5.1       Legal Opinion of James E. Palmour, III
  10.1       Ground Lease
  10.2       Employment Agreement of Gary H. Anderson
  10.3       Escrow Agreement
  21.1       Subsidiaries of Southern Heritage Bancorp, Inc.
  23.1       Consent of Henry & Company, LLP
  23.2       Consent of James E. Palmour, III
  27         Financial Data Schedule

Item 28.  Undertakings.

  The undersigned Registrant hereby undertakes as follows:

  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information set forth in the Registration Statement, and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering rate may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in column and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iii) To include any additional or changed material information the plan of distribution.

    (2) For the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at the time shall be deemed to be the initial bona fide offering.

    (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of this offering.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Oakwood, State of Georgia, on March 3, 1998.

                              SOUTHERN HERITAGE BANCORP, INC.


                              By:  s/Gary H. Anderson

                              Print Name:  Gary H. Anderson
                              Title:  President and Chief
                                      Executive Officer


  Pursuant to the requirements to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                              Position               Date


s/Gary H. Anderson                Director; President    3/3/98
Gary H. Anderson                  and C.E.O.

s/Jeanie Bridges                  Corporate Treasurer,   3/3/98
Jeanie Bridges                    C.A.O. and C.F.O.

s/Lowell S. Cagle                 Director; Chairman     3/3/98
Lowell S. Cagle                   of the Board

s/James E. Palmour, III           Director; Corporate    3/3/98
James E. Palmour, III             Secretary

s/Earl Gilleland                  Director               3/3/98
Earl Gilleland

s/Terry Hayes                     Director               3/3/98
Terry Hayes

s/David Merritt                   Director               3/3/98
David Merritt

s/Harold Nichols                  Director               3/3/98
Harold Nichols
s/Edward Quillian                 Director               3/3/98
Edward Quillian

s/M. Milton Robson                Director               3/3/98
M. Milton Robson

s/Donald W. Smith                 Director               3/3/98
Donald W. Smith
                         INDEX OF EXHIBITS


Exhibit                                                  Sequential
Number           Description                              Page


 3.1       Articles of Incorporation                      ______

 3.2       ByLaws                                         ______

 5.1       Legal Opinion of James E. Palmour, III         ______

10.1       Ground Lease                                   ______

10.2       Employment Agreement of Gary H. Anderson       ______

10.3       Escrow Agreement                               ______

21.1       Subsidiaries of Southern Heritage Bancorp,
             Inc.                                         ______

23.1       Consent of Henry & Company, LLP                ______

23.2       Consent of James E. Palmour, III               ______

27         Financial Data Schedule (providing
           information for the fiscal year ended
           December 31, 1997).  As of December 31,
           1997, neither the Company nor Southern
           Heritage Bank had commenced their
           respective operations as a bank holding
           company or as a commercial bank, and
           neither will do so unless regulatory
           approvals are obtained and the required
           capitalization of the Bank by the Company
           is obtained from proceeds of the sale
           of the Company's stock                         ______

                                                       EXHIBIT 3.1



                     ARTICLES OF INCORPORATION
                                OF
                  SOUTHERN HERITAGE BANCORP, INC.



                                1.

  The name of the Corporation is: "Southern Heritage Bancorp, Inc."

                                2.

  The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                3.

  The object of the Corporation is pecuniary gain and profit, and the Corporation is formed for the purpose of becoming and operating as a bank holding company and engaging in such related and permissible activities in connection therewith as the Board of Directors may from time to time specify by resolution.

                                4.

  The Corporation shall have authority to issue Ten Million
(10,000,000) shares of common stock (the "Common Stock"), $5.00 par value.

                                5.

  The initial registered office of the Corporation shall be at 410 Hunt Tower, 200 Main Street, Gainesville, Hall County, Georgia
30501. The initial registered agent of the Corporation at such address shall be James E. Palmour III.

                                6.

  The mailing address of the initial principal office of the corporation is P. O. Box 907, Oakwood, Georgia 30566.

                                7.

  (a) Except as provided in paragraph (b) of this Article 7, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.
  (b) Notwithstanding paragraph (a) of this Article 7, any amendment of the bylaws of the Corporation changing the number of directors shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                8.

  (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation.
  (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause only by the affirmative vote of the holders of a majority of the shares of the Corporation represented at the meeting either in person or by proxy.
  (c) For purposes of this Article 8, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.
  (d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 8 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                9.

  The initial Board of Directors of the Corporation shall consist of ten (10) members who shall be and whose addresses are:
  Gary H. Anderson
  4006 Covey Trail
  Oakwood, GA 30566

  Lowell S. (Casey) Cagle
  4615 Hunters Court
  Gainesville, GA 30507

  Earl Gilleland
  3997 Sloan Mill Road
  Gainesville, GA 30507

  Terry Hayes
  Highway 323, P. O. Box 357
  Hoschton, GA 30548

  David Merritt
  6620 Stringer Road
  Clermont, GA 30527

  Harold Nichols
  4431 Benefield Road
  Braselton, GA 30502

  James E. Palmour III
  255 Sorrento Circle, N.W.
  Gainesville, GA 30506

  Dr. Edward Quillian
  4207 Bob White Lane
  Oakwood, GA 30566

  Milton Robson
  3509 Tanners Mill Circle
  Gainesville, GA 30507

  Donald W. Smith
  4129 Cherokee Trail
  Gainesville, GA 30504



                                10.

  (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:
  (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;
  (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
  (iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or
  (iv) any transaction from which the director derived an improper material tangible personal benefit.
  (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
  (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 10 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                11.

  Any action required by law or by the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation, and any action which may be taken at such a meeting, may be taken without a meeting, if written consent, setting forth the action so taken, is signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten
(10) days after taking such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                                12.

  (a) Approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity, shall require either:
  (i) the affirmative vote of two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote; or
  (ii) the affirmative vote of a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.
  (b) The Board of Directors shall have the power to determine for the purposes of this Article 12, on the basis of information known to the Corporation, whether any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.
  (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 12 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                13.

  (a) The Board of Directors, when evaluating any offer of another party (i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and
(B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.
  (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                14.

  Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.

                                15.

  The name and address of the incorporator of the Corporation is James E. Palmour III, 410 Hunt Tower, 200 Main Street, Gainesville, Georgia 30501.

  IN WITNESS WHEREOF, the undersigned has caused these Articles of Incorporation to be executed, this 11th day of February, 1998.

                                  s/James E. Palmour, III
                                  JAMES E. PALMOUR III,
                                  Incorporator

410 Hunt Tower
200 Main Street
Gainesville, GA 30501
(770) 535-0222

                       ARTICLES OF AMENDMENT
                              TO THE
                     ARTICLES OF INCORPORATION
                                OF
                  SOUTHERN HERITAGE BANCORP, INC.

                                I.

  The name of the corporation is Southern Heritage Bancorp, Inc.

                                II.

  Effective the date hereof, paragraph (a) of Article 8 of the Articles of Incorporation of Southern Heritage Bancorp, Inc. is amended to read as follows:

    (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation.

  All other provisions of the Articles of Incorporation shall remain in full force and effect.

                               III.

  This amendment was duly approved on February 19, 1998, by written consent of the sole shareholder and by the written consent of all the directors of the corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

  IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers, this 19th day of February, 1998.

                              SOUTHERN HERITAGE BANCORP, INC.


                              By: s/Gary H. Anderson
                                       President

                              Attest: s/James E. Palmour, III
                                       Secretary

                                  (CORPORATE SEAL)

                                   EXHIBIT 3.2























             BYLAWS OF SOUTHERN HERITAGE BANCORP, INC.

                               BYLAWS OF
                    SOUTHERN HERITAGE BANCORP, INC.

                                 INDEX


                                                          Page

ARTICLE ONE - OFFICES....................................

ARTICLE TWO - SHAREHOLDERS' MEETINGS.....................

  2.1  Annual Meeting....................................
  2.2  Special Meeting...................................
  2.3  Place.............................................
  2.4  Notice............................................
  2.5  Quorum............................................
  2.6  Proxies; Required Vote............................
  2.7  Presiding Officer and Secretary...................
  2.8  Shareholder List..................................
  2.9  Action in Lieu of Meeting.........................

ARTICLE THREE - DIRECTORS.................................

  3.1  Management........................................
  3.2  Number of Directors...............................
  3.3  Vacancies.........................................
  3.4  Election of Directors.............................
  3.5  Removal...........................................
  3.6  Resignation.......................................
  3.7  Compensation......................................
  3.8  Honorary and Advisory Directors...................

ARTICLE FOUR - COMMITTEES.................................

  4.1  Executive Committee...............................
  4.2  Other Committees..................................
  4.3  Removal...........................................

ARTICLE FIVE - MEETINGS OF THE BOARD OF DIRECTORS.........
  5.1  Time and Place....................................
  5.2  Regular Meetings..................................
  5.3  Special Meetings..................................
  5.4  Content and Waiver of Notice......................
  5.5  Quorum; Participation by Telephone................
  5.6  Action in Lieu of Meeting.........................
  5.7  Interested Directors and Officers.................

ARTICLE SIX - OFFICERS, AGENTS AND EMPLOYEES..............
  6.1  General Provisions................................
  6.2  Powers and Duties of the Chairman of the
       Board of Directors and the President..............
  6.3  Powers and Duties of Vice Presidents..............
  6.4  Powers and Duties of the Secretary................
  6.5  Powers and Duties of the Treasurer................
  6.6  Appointment, Powers and Duties of
       Assistant Secretaries.............................
  6.7  Appointment, Powers and Duties of
       Assistant Treasurers..............................
  6.8  Delegation of Duties..............................

ARTICLE SEVEN - CAPITAL STOCK.............................

  7.1  Certificates......................................
  7.2  Shareholder List..................................
  7.3  Transfer of Shares................................
  7.4  Record Dates......................................
  7.5  Registered Owner..................................
  7.6  Transfer Agent and Registrars.....................
  7.7  Lost Certificates.................................
  7.8  Fractional Shares or Scrip........................

ARTICLE EIGHT - BOOKS AND RECORDS; SEAL;
   ANNUAL STATEMENTS.....................................

  8.1  Inspection of Books and Records...................
  8.2  Seal..............................................
  8.3  Annual Statements.................................

ARTICLE NINE - INDEMNIFICATION...........................

  9.1  Authority to Indemnify............................
  9.2  Mandatory Indemnification.........................
  9.3  Advances for Expenses.............................
  9.4  Court-ordered Indemnification and Advances
       for Expenses......................................
  9.5  Determination of Indemnification..................
  9.6  Authorization of Indemnification..................
  9.7  Other Rights......................................
  9.8  Insurance.........................................
  9.9  Continuation of Expenses..........................

ARTICLE TEN - NOTICES; WAIVERS OF NOTICE..................
  10.1 Notices...........................................
  10.2 Waivers of Notice.................................

ARTICLE ELEVEN - EMERGENCY POWERS.........................

  11.1 Bylaws............................................
  11.2 Lines of Succession...............................
  11.3 Head Office.......................................
  11.4 Period of Effectiveness...........................
  11.5 Notices...........................................
  11.6 Officers as Directors Pro Tempore.................
  11.7 Liability of Officers, Directors and Agents.......

ARTICLE TWELVE - CHECKS, NOTES, DRAFTS, ETC. .............
ARTICLE THIRTEEN - AMENDMENTS.............................

                              BYLAWS
                                OF
                 SOUTHERN HERITAGE BANCORP, INC.





                           ARTICLE ONE
                             OFFICES


  The corporation shall at all times maintain its principal office in Oakwood, Georgia, its registered office in the State of Georgia and its registered agent at that address, but it may have other offices located within or outside the State of Georgia as the Board of Directors may determine.


                           ARTICLE TWO
                      SHAREHOLDERS' MEETING


  2.1 Annual Meeting. A meeting of shareholders of the corporation shall be held annually, within six (6) months after the end of each fiscal year of the corporation. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

  2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the corporation's Board of Directors, its President, and by the corporation upon the written request of any one or more shareholders, owning an aggregate of not less than twenty-five percent of the outstanding capital stock of the corporation. Special meetings shall be held at such time and place and on such date as shall be specified in the notice of the meeting.

  2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Georgia.

  2.4 Notice. Notice of annual or special shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten or more than sixty days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or share exchange of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or share exchange or any subject matter included in Paragraph 8 of the Articles of Incorporation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

  2.5 Quorum. At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

  2.6 Proxies; Required Vote. At every meeting of the shareholders, including meetings of shareholders for the election of Directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but not proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws.

  2.7 Presiding Officer and Secretary. At every meeting of shareholders, the Chairman or the President, or, if such officers shall not be present, then the person appointed by one of them shall preside. The Secretary or an Assistant Secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

  2.8 Shareholder List. The officer or agent having charge of the stock transfer books of the corporation shall produce for inspection by any shareholder at, and continuously during, every meeting of the shareholders, a complete alphabetical list of shareholders showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

  2.9 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by those persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by class) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.


                          ARTICLE THREE
                            DIRECTORS


  3.1 Management. Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

  3.2 Number of Directors. The Board of Directors shall consist of not less than nine (9) nor more than twenty-five (25) members. The number of Directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of two-thirds (66 2/3%) of the issued and outstanding shares of the corporation entitled to vote in an election of Directors, or by the Board of Directors by the affirmative vote of two-thirds (66 2/3%) of all Directors then in office. Any increase or decrease in the number of Directors shall be so apportioned among the Classes as to make all Classes authorized by the requisite vote of shareholders as nearly equal in number as possible. When any directorships are created pursuant to an increase in the number of Directors and such directorships are filled by the Board of Directors, there shall be no classification of the additional Directors until the next election of Directors by the shareholders, and the Directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which a successor shall be elected and qualify.

  3.3 Vacancies. The Directors, even though less than a quorum, may fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors. Such appointment by the Directors shall continue until the expiration of the term of the Director whose place has become vacant or, in the case of an increase in the number of directors, until the next meeting of the shareholders.

  3.4 Election of Directors. The Directors shall be divided into three classes, as nearly as equal in number as possible, with respect to the times for which they shall severally hold office. Directors of Class One first chosen shall hold office until the first annual meeting of shareholders following their election; Directors of Class Two first chosen shall hold office until the second annual meeting of shareholders following their election; and Directors of Class Three first chosen shall hold office until the third annual meeting of shareholders following their election. At each annual meeting of the shareholders after the Directors are first chosen by Classes, the successors to the Class of Directors whose terms shall expire at that time shall be elected to hold office until the third succeeding annual meeting after their election, so that the term of office of one Class of Directors shall expire in each year. Each Director elected shall hold office until his successor shall be elected and shall qualify. This
Section 3.4 may be amended only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

  3.5 Removal. Any Director may be removed from office, at a meeting with respect to which notice of such purpose is given (a) without cause, only upon the affirmative vote of the holder of a two-thirds (2/3) majority of the issued and outstanding shares of the corporation, and (b) with cause, only upon the affirmative vote of the holders of a majority of the issued and outstanding shares of the corporation represented at the meeting either in person or by proxy.

  3.6 Resignation. Any Director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board of Directors or the President or by giving written notice to the corporation. A Director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender.
A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to the office when the resignation by its terms become effective.

  3.7 Compensation. Directors may be allowed such compensation for their services as Directors as may from time to time be fixed by resolution of the Board of Directors.

  3.8 Honorary and Advisory Directors. When a Director of the corporation retires under the retirement policies of the corporation as established from time to time by the Board of Directors, such Director automatically shall become an Honorary Director of the corporation following his or her retirement. The Board of Directors of the corporation also may appoint any individual an Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors. Any individual automatically becoming an Honorary Director or appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section 3.8 may be compensated as provided in Section 3.7, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 5.5 and shall not have any responsibility or be subject to any liability imposed upon a Director, or otherwise be deemed a Director.


                           ARTICLE FOUR
                            COMMITTEES


  4.1 Executive Committee. (a) The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate an Executive Committee consisting of one or more Directors. Each Executive Committee member shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders and until the member's successor is elected and qualified, or until the member's death, resignation or removal, or until the member shall cease to be a Director.

  (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) the amendment of the Articles of Incorporation or bylaws of the corporation; (ii) the adoption of a plan of merger or consolidation; (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation; or (iv) a voluntary dissolution of the corporation or the revocation of any such voluntary dissolution.

  (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board of Directors or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

  (d) The Executive Committee shall act by majority vote of its members; provided, however, that contracts or transactions of and by the corporation in which officers or Directors of the corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

  (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

  (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

  4.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more additional committees, each committee to consist of one or more of the Directors of the corporation, which shall have such name or names, and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

  4.3 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.


                           ARTICLE FIVE
                MEETINGS OF THE BOARD OF DIRECTORS


  5.1 Time and Place. Meetings of the Board of Directors may be held at any place either within or without the State of Georgia.

  5.2  Regular Meetings.  Regular meetings of the Board of
Directors may be held without notice at such time and place, within or without the State of Georgia, as shall be determined by the Board of Directors from time to time.

  5.3 Special Meetings. Regular meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on not less than one day's notice by mail, telegram, cablegram, personal delivery or telephone to each Director and shall be called by the Chairman of the Board of Directors or the President in like manner and on like notice on written request of any two or more Directors. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting.

  5.4 Content and Waiver of Notice. No notice of any meeting of the Board of Directors need state the purposes thereof, except as may be otherwise provided in these bylaws. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

  5.5 Quorum; Participation by Telephone. At all meetings of the Board of Directors, the presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

  5.6 Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors and upon compliance with any further requirements of law pertaining to such consents.

  5.7 Interested Directors and Officers. An interested Director or officer is one who is a party to a contract or transaction with the corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions between the corporation and one or more interested Directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors be less than a quorum, at a meeting of the Board of Directors or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the Board of Directors or committee prior to the vote; or (b) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, committee or shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee which authorizes the contract or transaction.


                           ARTICLE SIX
                  OFFICERS, AGENTS AND EMPLOYEES


  6.1 General Provisions. The officers of the corporation shall be a President and a Secretary, and may include a Treasurer, Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these bylaws. The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person. Any officer, agent or employee of the corporation may be removed by the Board of Directors with or without cause. Removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors or by a committee thereof, and this power may also be delegated to any officer, agent or employee as to persons under his or her direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

  6.2 Powers and Duties of the Chairman of the Board of Directors and the President. The powers and duties of the Chairman of the Board of Directors and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.

  (a) The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time direct. The Vice-Chairman shall act as Chairman of the Board of Directors unless another Director is elected Chairman.

  (b) The President shall, unless otherwise provided by the Board of Directors, be the chief executive officer of the corporation. The President shall have general charge of the business and affairs of the corporation and shall keep the Board of Directors fully advised. The President shall employ and discharge employees and agents of the corporation, except such as shall be elected by the Board of Directors, and he or she may delegate these powers. The President shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

  6.3 Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his or her power to act.

  6.4 Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he or she is present. Except as otherwise provided by these bylaws, the Secretary shall attend to the giving of all notices to shareholders and Directors. He or she shall have charge of the seal of the corporation, shall attend to its use on all documents the execution of which on behalf of the corporation under its seal is duly authorized and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the record of shareholders of the corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, the Secretary shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the President or the Board of Directors.

  6.5 Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the corporation in such banks or depositaries as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the corporation. The Treasurer shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the President or by the Board of Directors.

  6.6 Appointment, Powers and Duties of Assistant Secretaries. Assistant Secretaries may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of the Assistant Secretary's power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

  6.7 Appointment, Powers and Duties of Assistant Treasurers. Assistant Treasurers may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of the Assistant Treasurer's power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

  6.8 Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event, such new officer shall serve until the next annual election of officers.


                          ARTICLE SEVEN
                          CAPITAL STOCK


  7.1 Certificates. (a) The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

  (i)        the name of this corporation;

  (ii) that the corporation is organized under the laws of the State of Georgia;

  (iii) the name or names of the person or persons to whom the certificate is issued;

  (iv) the number and class of shares, and the designation of the series, if any, which the certificate represents;

  (v) if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or back thereof a clear and concise statement to that effect.

  (b) Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof.
If a certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer of the corporation may be a facsimile. In case any other officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as although the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

  7.2 Shareholder List. The corporation shall keep or cause to be kept a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.

  7.3 Transfer of Shares. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these bylaws.

  7.4 Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

  7.5 Registered Owner. The corporation shall be entitled to treat the holder of record of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

  7.6 Transfer Agent and Registrars. The Board of directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

  7.7 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and, if the Directors so require, shall give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

  7.8 Fractional Shares or Scrip. The corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of directors, be entitled to exercise any rights of a shareholder of the corporation, including voting rights, dividend rights or the right to participate in any assets of the corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.


                          ARTICLE EIGHT
            BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS


  8.1 Inspection of Books and Records. (a) Any person who shall be the holder of record of, or authorized in writing by the holders of record of, at least two (2%) percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes and records of shareholders and to make extracts therefrom.

  (b) A shareholder may inspect and copy the records described in the immediately preceding paragraph only if (i) his or her demand is made in good faith and for a proper purpose that is reasonably relevant to his or her legitimate interest as a shareholder; (ii) the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect; (iii) the records are directly connected with the stated purpose; and (iv) the records are to be used only for that purpose.

  (c) If the Secretary or a majority of the corporation's Board of Directors or Executive Committee members find that the request is proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

  (d) If said request is found by the Secretary, the Board of Directors or the Executive Committee to be improper, the Secretary shall so notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder's request.

  (e)  The Secretary, the Board of Directors and the Executive
Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

  8.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation.

  8.3 Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

  (a) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and

  (b) A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the corporation promptly shall mail to any shareholder of record a copy of its most recent balance sheet and profit and loss statement.


                           ARTICLE NINE
                         INDEMNIFICATION


  9.1 Authority to Indemnify. The corporation shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of the corporation (or was serving at the request of the corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorney's fees), incurred in connection with the proceeding if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, employee or agent did not meet the standard of conduct set forth above. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

  9.2 Mandatory Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee or agent of the corporation, the corporation shall indemnify the director, employee or agent against reasonable expenses incurred by him or her in connection therewith.

  9.3 Advance for Expenses. The corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 9.1 of this article, and (b) he or she furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to the indemnification. The undertaking required by this section must be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

  9.4  Court-ordered Indemnification and Advances for Expenses.
A director, officer, employee or agent of the corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

  9.5  Determination of Indemnification.  Except as provided in
Section 9.2 and except as may be ordered by the court, the corporation may not indemnify a director, officer, employee or agent under Section 9.1 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 9.1. The determination shall be made:

  (a) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings;

  (b) If a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceedings;

  (c)  By special legal counsel:

    (i) Selected by the Board of Directors or its committee in the manner prescribed in paragraph (a) or (b) of this Section; or

    (ii) If a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

  (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

  9.6 Authorization of Indemnification. Authorization of indemnification or an obligation to indemnify and evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of Section 9.5 to select counsel.

  9.7 Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, resolution, agreement or contract either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the stockholders, both as to action by a director, trustee, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee, or agent pursuant to this Section 9.7 by the corporation for liability for
(a) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation code dealing with illegal and unauthorized distributions of corporate assets, whether as dividends or in liquidation of the corporate assets, whether as dividends or in liquidation of the corporation or otherwise; or (d) any transaction from which the director derived an improper material tangible personal benefit.

  9.8 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from hie or her status as a director, officer, employee, or agent whether or not the corporation would have power to indemnify him or her against the same liability under this Article Nine.

  9.9 Continuation of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                           ARTICLE TEN
                    NOTICES; WAIVERS OF NOTICE


  10.1 Notices. Except as otherwise specifically provided in these bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, Director or officer it shall not be construed to mean personal notice, but such notice may be given by personal notice, by telegram or cablegram, or by mail by depositing the same in the post office or letter box in a postage prepaid sealed wrapper, addressed to such shareholder, Director or officer at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

  10.2 Waivers of Notice. Except as otherwise provided in these bylaws, when any notice is required to be given by law, by the Articles of Incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder's attorney or proxy duly appointed in writing.


                          ARTICLE ELEVEN
                         EMERGENCY POWERS


  11.1 Bylaws. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation or these bylaws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

  11.2 Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

  11.3 Head Office. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officer to do so.

  11.4 Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

  11.5 Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

  11.6 Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

  11.7 Liability of Officers, Directors and Agents. No officer, Director, agent or employee acting in accordance with any emergency bylaw shall be liable except for willful misconduct. No officer, Director, agent or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the bylaws then in effect.


                          ARTICLE TWELVE
                   CHECKS, NOTES, DRAFTS, ETC.


  Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.


                         ARTICLE THIRTEEN
                            AMENDMENTS


  The bylaws of the corporation may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors. Except as otherwise provided in the Articles of Incorporation or these bylaws, action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.

                                                      EXHIBIT 5.1
                      JAMES E. PALMOUR, III

                         Attorney at Law


                         February 3, 1998


Southern Heritage Bancorp, Inc.
3461 Atlanta Highway
P. O. Box 907
Oakwood, Georgia  30566

Ladies and Gentlemen:

  I am acting as counsel to Southern Heritage Bancorp, Inc., a Georgia corporation (the "Company"), Oakwood, Georgia. In such capacity, I have supervised certain proceedings taken by the Company in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), of the offer and sale of a minimum of 800,000 shares and a maximum of 1,000,000 shares (the "Shares") of common stock, $5.00 par value, of the Company.

  I have examined originals or copies, certified or otherwise identified to my satisfaction, of the documents and corporate records relating to the authorization, issuance of sale of the Shares and have made such other investigation as I have deemed appropriate and relevant in order to furnish the opinion set forth below.

  In my examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to questions of fact material and relevant to my opinion, where such facts were not independently verified by me, I have relied, to the extent I deemed such reliance proper, upon certificates or representations of officers and representatives of the Company and appropriate federal, state and local officials.

  Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and when sold, will be validly issued, fully paid and nonassessable.

  This letter is furnished solely to you and may not be relied upon by any third party.

                                  Very truly yours,


                                  s/James E. Palmour, III

                                  James E. Palmour, III
                                                     EXHIBIT 10.1


                           GROUND LEASE

  THIS GROUND LEASE (this "Lease"), made and entered into this 4th day of February, 1998 between M. MILTON ROBSON ("Lessor") an individual, and SOUTHERN HERITAGE BANK, a State Banking corporation, and SOUTHERN HERITAGE BANCORP, INC. (collectively
"Lessee").

ARTICLE I:   DEMISE OF PREMISES

  Section 1.01. Demise of Premises. For and in consideration of the payment of rent herein reserved to be paid by Lessee and the performance of the covenants and agreements herein contained on the part of Lessee to be kept, observed and performed, Lessor hereby demises and leases to Lessee, and Lessee hereby takes and hires, upon and subject to the terms and conditions herein contained, that certain tract of land lying and being in Robson Crossing, Oakwood, Georgia and being more particularly described in Exhibit "A" attached hereto and incorporated herein and all appurtenances thereto (the "Premises"), all subject to the encumbrances set forth in Exhibit "B" attached hereto and incorporated herein.

                   ARTICLE II:  TERM OF LEASE

  Section 2.01. Term of Lease. The term of this Lease (the "Term") shall commence ("Commencement Date") on the date hereof and, unless sooner terminated, shall continue thereafter for twenty (20) years ending on the last day of the twentieth Lease Year. Lessee may extend the Term of this Lease on the same terms and conditions contained herein for four (4) additional periods of five (5) years each, by notifying Lessor in writing, at least twelve (12) months prior to the end of the Term. During any extension period, all Sections of this Lease shall be effective (including Article IV hereof), and references to Term will incorporate the extensions. The term "Lease Year" shall mean each consecutive twelve (12) calendar month period beginning with the Commencement Date, if that day is the first day of a calendar month. If the Commencement Date is not the first day of a calendar month, then the first Lease Year will commence on the first day of the next succeeding calendar month after the Commencement Date, and each Lease Year thereafter shall commence on the anniversary thereof.

        ARTICLE III:  COVENANTS AND WARRANTIES OF LESSOR

  Section 3.01. Conveyance of Leasehold Estate by Lessor. Lessor warrants that it has full right and lawful authority to enter into this Lease; and that it is lawfully seized of good and marketable record fee simple title to the land described in Exhibit "A" hereof, subject to the encumbrances set forth in Exhibit "B" hereof.



         ARTICLE IV:  ANNUAL RENT AND ADDITIONAL RENTAL

  Section 4.01. Rent. (a) Preliminary Rent for that portion of the Term beginning on the date hereof and ending on the Rent Commencement Date shall be $1.00, receipt of which is hereby acknowledged; (b) Commencing on the Rent Commencement Date, Lessee covenants and agrees to pay Lessor, in lawful money of the United States of America, during the Term as rent hereunder, a base annual rent (the "Rent"), payable in equal monthly installments on the first day of each calendar month at the office of Lessor, 3509 Tanners Mill Circle, Gainesville, Georgia 30507, or at such other address as Lessor may from time to time designate in writing to Lessee as follows:

  From the Rent Commencement Date until the end of the third Lease Year - the annual amount of forty thousand and 00/100 ($40,000.00) dollars, paid in monthly installments of three thousand three hundred thirty-three and 33/100 ($3,333.33) dollars.

 Rent for the first and last months of the Term shall be prorated if the Term shall begin or end on a day other than the first or last day of the calendar month.

  Section 4.02. Rent Commencement Date. The Rent Commencement Date shall be the earlier of the day Lessee locates its temporary office facility on the Premises and said facility is placed in use by Bancorp employees or 120 days after the Commencement Date.

  Section 4.03. CPI Adjustment. Beginning on the first day of the fourth Lease Year and on the first day of each Lease Year thereafter ("Change Date"), Rent shall increase by the percentage by which the Average CPI (as defined below) for the previous Lease Year exceeds the Average CPI for the year preceding the previous Change Date, but not to exceed 5% in any event. For the first Change Date the year preceding the previous Change Date shall be assumed to be the twelve (12) month period prior to the Commencement Date. In no event shall Rent be less than it was for the prior Lease Year. For this Lease, the "Average CPI" shall be the average monthly Consumer Price Index for the particular Lease Year in question during the Term of this Lease. If during any portion of any Lease Year, the Average CPI for the prior Lease Year has not yet been determined, then until so determined Lessee shall pay an amount equal to the prior Lease Year's Rent increased by the same percentage as Rent was increased on the last Change Date, until the calculation is made, then the parties shall make an appropriate adjustment to the Rent to reflect the correct amount. Lessee shall pay any shortage. These obligations of Lessor and Lessee shall survive the expiration of the Term. In no event shall the increase in Rent for the Lease Year exceed 5%.

  "Consumer Price Index" or "CPI" shall mean the Consumer Price Index for All Urban Wage Earners and Clerical Workers-Revised, published by the Bureau of Labor Statistics of the United States Department of Labor for Atlanta, Georgia, All Items (base year 1982-84=100). If the Bureau of Labor Statistics revises the manner in which the CPI is determined, an adjustment shall be made to the revised index to produce results equivalent, as nearly as possible, to those which would be obtained if the CPI had not been so revised. If the 1982-84 average shall no longer be used as an index of 100, such change shall constitute such a revision. If the CPI becomes unavailable to the public because publication is discontinued or otherwise, or if equivalent data is not readily available, then a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any governmental agency or, if no such index is available, then a comparable index published by a major bank, other financial institution, university or recognized financial publication shall be substituted therefor.

  Section 4.04. Additional Rental. Lessee covenants and agrees to pay to Lessor, from time to time as provided in this Lease, and as "Additional Rental": (a) interest (hereinafter called "Interest") at the annual rate equal to ten percent (10%) per annum on all installments of Rent and/or Supplemental Rent not paid within ten
(10) days after the due date, until the date of payment; (b) all other sums which Lessee herein agrees to assume and pay to third parties in those circumstances where Lessee shall fail or refuse to pay such third parties and the same is paid by Lessor; and (c) Interest on the sums described in subsection (b) above, from the due date until paid or, if demand is required therefor by the terms of this Lease, from the date of demand until paid.

  Section 4.05. Net Lease; Non-Termination. This Lease is a net Lease, and Rent and Additional Rental shall be paid without notice or demand (except as expressly provided herein in the case of certain Additional Rental). Except as otherwise provided in this Lease, this Lease shall not terminate nor shall Lessee have any right to terminate this Lease or be entitled to the abatement of any Rent hereunder or any reduction thereof, nor shall the obligations of Lessee under this Lease be otherwise affected, because of: (a) the entry of a decree or order for relief by a court having jurisdiction in the Premises regarding Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, or (b) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Lessee generally to pay its debts as such debts become due, or the taking of corporate action by Lessee in furtherance of any of the foregoing.

           ARTICLE V:  TAXES, ASSESSMENTS AND CHARGES

  Section 5.01. Taxes and Assessments. Subject to the provisions of 14.01 hereof (concerning "Permitted Contests"), Lessee covenants and agrees to discharge and pay before they become delinquent and before any fine, penalty, or interest may be added for nonpayment, any and all taxes, assessments, license or permit fees, excises, imposts and charges of every nature and classification (all or any one of which are hereinafter referred to as "Taxes") that at any time during the Term are levied, assessed, charged or imposed upon Lessor's fee simple and/or reversionary interest in the Premises, the Premises themselves, this Lease, the leasehold estate of Lessee created hereby or any Rent or Additional Rental reserved or payable hereunder (including any gross receipts or other taxes levied upon, assessed against or measured by the Rent or Additional Rental); provided, however, that Lessee shall not be obligated to pay any municipal, state or federal income, inheritance or estate tax or any tax imposed, levied or assessed for or because of the income, appreciation or other benefit derived by Lessor from or because of this Lease or the estate of Lessor under this Lease under currently existing applicable laws and regulations.

  Section 5.02. Charges. Subject to the provisions of 14.01 hereof (concerning Permitted Contests), Lessee covenants and agrees that it shall pay when due all charges for all public or private utility services including, but not limited to, water, sewer, gas, light, heat and air conditioning, telephone, electricity, trash removal, power and other utility and communications services (all or anyone of which are hereinafter referred to as "Charge") that at any time during the Term are rendered or become due and payable for the Premises.

  Section 5.03. General. As relates to the Premises, Lessee shall prepare and file all reports and returns required by law and governmental regulations for any Tax and shall furnish copies thereof to Lessor. Likewise, Lessee shall promptly forward to Lessor, upon receipt by Lessee, copies of any bill or assessment respecting any Tax. Upon request of Lessor, Lessee agrees to furnish and deliver to Lessor receipts evidencing the payment of any Tax and/or Charge payable by Lessee as in 5.01 and 5.02 provided. If any Tax and/or Charge may be paid in installments, Lessee shall be obligated to pay only such installments as they become due; provided, however, that all installments which are to become due and payable after the expiration of the Term shall be paid ninety (90) days prior to the expiration of the Term, or, if the Lease is terminated this obligation to pay any Tax or Charge shall survive a termination of this Lease. Any Tax for the year in which this Lease commences and terminates shall be prorated between Lessor and Lessee as of such dates. If Lessee fails to pay any Tax and/or Charge (or any installment thereof) when due, Lessor, without declaring a default hereunder, may, but shall not be obligated to, pay any such Tax and/or Charge (or any installment thereof) and any amount so paid by Lessor, together with all costs and expenses incurred by Lessor in connection therewith, shall constitute Additional Rental hereunder and shall be paid by Lessee to Lessor on demand with Interest thereon in the manner provided in Article IV . Lessee's obligation to pay Taxes and Charges which accrue during the Term shall survive any termination of this Lease.

         ARTICLE VI:  CONDITION AND USE OF THE PREMISES

  Section 6.01. Condition of the Premises. Lessor shall provide Lessee copies of any environmental study report, soil test report, and any other engineering report relating to the Premises and in Lessor's possession. The land which constitutes part of the Premises shall be suitable and adequate for construction of Lessee's Improvements without undue expense to Lessee. In the event Lessee finds that the land is not suitable and adequate for such construction, then Lessee may terminate this Lease, and upon such termination this Lease shall be of no force and effect.

  Section 6.02. Permitted Use of the Premises. Subject to the terms and conditions hereof, Lessee may use the Premises for operating a commercial bank and any and all other related services as offered by a commercial bank and its holding company, and for no other uses unless agreed to by Lessor, which agreement shall not be unreasonably withheld or delayed. Lessee at its option, may construct a drive-through banking facility and/or an automated teller machine facility. Lessee covenants and agrees that Lessee shall not: (a) erect any walls, fences or barricades which would obstruct access to any improvements now or hereafter located on sites owned or leased by Lessor in the vicinity of the Premises;
(b) use or occupy the Premises or any part thereof for any unlawful purpose or in such a manner as to: (i) violate any certificate of occupancy, certificate of compliance, certificate or policy of insurance (or conduct activities which would void or increase the cost of Lessor's insurance), permit, license or franchise; (ii) cause the value or usefulness of the Premises to diminish; or (iii) constitute a public or private nuisance or waste; (c) cause, suffer or permit: (i) any waste, damage, disfigurement or injury to the Premises of any portion thereof; (ii) the Premises or any portion thereof to be used by the public, as such, without restriction or in such a manner as might reasonably: (A) tend to impair Lessor's title to the Premises or any portion thereof; or, (B) make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof; (d) construct, erect or maintain buildings or improvements on the Premises which are greater than two (2) stories in height or any buildings or improvements greater than fifty (50) feet in height; (e) cause, suffer or permit the Premises, or any part thereof, or any construction undertaken thereon, or any activities conducted or permitted thereon, to be done, conducted and performed other than in accordance with all applicable laws, rules, ordinances and regulations of all governmental bodies having jurisdiction; (f) construct or maintain above-ground utilities at the Premises, or fail to screen all garbage and refuse containers from public view.

  Section 6.03. Lessee's Construction Lessor acknowledges that Lessee intends to construct a commercial bank and a drive-through facility on the Premises ("Lessee's Improvements"). Lessee shall complete Lessee's Improvements in accordance with plans and specifications approved by Lessor and in compliance with all applicable laws, statutes, codes, ordinances, rules, regulations and standards including, without limitation, the Americans With Disabilities Act. Prior to commencing Lessee's Improvements Lessee shall submit plans and specifications for Lessee's Improvements to Lessor for its review and approval. The plans and specifications shall be submitted in duplicate. Lessor's review and/or approval of any plans and specifications for Lessee's Improvements, shall create no responsibility or liability on the part of Lessor, nor shall such review or approval evidence or constitute a representation or warranty by Lessor regarding the action or undertaking approved or the completeness, accuracy, design sufficiency, or compliance of such plans or specifications with laws, ordinances, rules, and/or regulations of any governmental agency or authority. The parties specifically agree that no work by Lessee shall be started or performed until after Lessee receives Lessor's written approval of the required plans and specifications. Lessor shall not be accountable for any enhancement or work performed, any such enhancement shall be the sole expense and responsibility of the Lessee. Lessee shall provide its own trash container or containers for construction debris; promptly remove all construction and related debris from the Premises.

  In the event Lessor does not give approval to the plans and specifications for Lessee's Improvements within sixty (60) days after submission of such to Lessor by Lessee, Lessee may terminate this Lease by giving Lessor notice, upon which this Lease be of no further force and effect.

  Neither Lessee nor its agents or any other party acting on behalf of Lessee may erect or install signs until Lessor gives specific approval of the signs selected. If any governmental approval shall be required for the erection of any such sign, Lessee hereby agrees to obtain and pay the cost of obtaining all such government approvals and or permits.

  Section 6.04. Covenants, Conditions and Restrictions. Lessee acknowledges that the Premises are subject to the restrictions of record against the property, including, but not limited to, the covenants, conditions and restrictions contained in that certain Memo of Lease dated February 19, 1997, from M. Milton Robson to Publix Super Markets, Inc. recorded in Deed Book 2813, page 290, Hall County, Georgia deed records.

   ARTICLE VII:  COMPLIANCE WITH LAWS: LIENS AND ENCUMBRANCES

  Section 7.01. Compliance with Laws. Subject to the provisions of
14.01 hereof (concerning Permitted Contests), Lessee, at its sole cost and expense, shall comply with and cause the Premises and any improvements located thereon, to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof, or the use thereof, including those which require "Repairs," as that term is defined in 8.01 hereof, and (b) the requirements of all policies of public liability, fire and other insurance which at any time may be in force for the Premises (all or any one of the items enumerated in this 7.01 are hereinafter referred to as a "Regulation").

  Section 7.02. Liens and Encumbrances. Subject to the provisions of 14.01 hereof (concerning Permitted Contests), Lessee shall not create or permit to be created or to remain, and, shall promptly discharge within thirty (30) days after notice by Lessor, at its sole cost and expense, any lien, encumbrance or charge (each or all of which are herein referred to as "Lien") upon the Premises, or any part thereof or upon Lessee's leasehold estate hereunder that arises from the use or occupancy of the Premises by Lessee or because of any labor, service or material furnished or claimed to have been furnished to Lessee or because of any construction, Repair or demolition by Lessee. Notice is hereby given that Lessor shall not be liable for the cost and expense of any labor, services or material furnished or to be furnished for the Premises at or by the direction of Lessee or anyone holding the Premises or any part thereof by, through or under Lessee and that no laborer's, mechanic's or materialman's or other lien for any such labor, services or materials shall attach to or affect the interest of Lessor in and to the Premises. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvements or Repair to or of the Premises or any part thereof, nor as giving Lessee any right, power or authority on behalf of Lessor to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Premises or any part thereof. If Lessee fails to discharge any Lien or to pay the cost of compliance with any Regulation as hereinabove provided or to bond off any lien, Lessor, without declaring a default hereunder and without relieving Lessee of any liability hereunder, may, but shall not be obligated to, discharge or pay the same, either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit or by bonding proceedings, and any amount so paid by Lessor and all costs and expenses incurred by Lessor in connection therewith shall constitute Additional Rental hereunder and shall be paid by Lessee to Lessor on demand with Interest thereon.

             ARTICLE VIII:  REPAIRS AND ALTERATIONS

  Section 8.01. Maintenance and Repair. Lessee, at all times during the Term, at its expense, shall keep the Premises in good order, condition and repair, ordinary wear and tear excepted, and shall promptly make or cause to be made any and all necessary or appropriate repairs, replacements, or renewals (herein collectively referred to as "Repairs"). All Repairs shall be at least equal in quality and class to the original work. Lessor shall not be required to make any Repairs in, on, or to the Premises during the Term. Lessee hereby waives any right to make Repairs at the expense of Lessor which may now or hereafter be provided by statute or law.

  Section 8.02. Alterations by Lessee. Except for the initial construction of Lessees' Improvements and any nonstructural interior alterations, additions or improvements which cost Two Hundred Thousand and No/100 Dollars ($200,000) or less, in the aggregate in any period of twelve (12) consecutive months, Lessee shall not make any alterations, additions, or improvements in or to the Premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any such alterations, additions, or improvements consented to by Lessor, shall be made at Lessee's sole cost and expense. Lessee shall provide its own trash container or containers for construction debris; promptly remove all construction and related debris from the Premises; and immediately following completion of construction, Lessee shall return the Premises to the condition it was in immediately prior to construction and shall repair and restore any portions of the Premises damaged as a result of the construction activities to the condition they were in immediately prior to construction. Lessee shall secure all governmental permits, approvals, or authorizations required for any such work and shall defend, indemnify, and hold Lessor harmless from and against any and all liability, costs, damages (including any damage to the Premises ), expenses (including reasonable attorneys' fees), and any and all liens resulting therefrom, arising out of or in connection with any such work; provided, however, such indemnity shall not extend to any liability or damages caused by the willful actions or negligence of Lessor. Lessor's review and/or approval of any request for alterations, additions, or improvements in or to the Premises, and/or the plans or specifications with respect thereto, shall create no responsibility or liability on the part of Lessor, nor shall such review or approval evidence or constitute a representation or warranty by Lessor with respect to the action or undertaking approved or the completeness, accuracy, design sufficiency, or compliance of such plans or specifications with laws, ordinances, rules, and/or regulations of any governmental agency or authority.

              ARTICLE IX:  DAMAGE AND DESTRUCTION

  Section 9.01. Notice. If all or any part of the Premises are damaged or destroyed, Lessee will promptly notify Lessor in writing generally describing the nature and extent of such damage or destruction.

  Section 9.02. Restoration. If any improvements on the Premises are partially or totally damaged or destroyed by fire or other cause, Lessee shall promptly either: (i) repair, restore, or rebuild the improvements to substantially the same condition as existed immediately prior to the casualty; or (ii) raze the improvements, fill any excavation, landscape the area to match adjacent landscaping, and perform any other work necessary to restore that Premises to a clean, sightly and safe condition. The work in this Section whether restoration or razing shall be completed within three hundred sixty-five (365) days of the casualty. Regardless of any casualty to the improvements on the Premises, Lessee's obligation to pay Rent and Additional Rent shall continue unabated.

                     ARTICLE X:  INSURANCE

  Section 10.01. Classes of Insurance. At all times during the Term, Lessee shall keep the Premises and all improvements thereon insured or shall cause the Premises to be insured against the risks and hazards and with coverage in amounts not less than those specified as follows:
  (a) Property insurance against the risks customarily included under extended coverage or all risks policies for properties similar to the Premises; and
  (b) Commercial general liability and property damage insurance (including, but not limited to, coverage for any construction on or about the Premises) covering the legal liability of Lessor and Lessee against all claims for any bodily injury or death of persons and for damage to or destruction of property occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways and arising out of the use or occupation of the Premises by Lessee in the minimum amounts of Two Million and 00/100 Dollars ($2,000,000.00) for each occurrence in connection with any one death or bodily injury, One Million and 00/100 Dollars ($1,000,000.00) in connection with any single occurrence, and Five Hundred Thousand and 00/100 Dollars ($500,000.00) in connection with claims for property damage.

  Section 10.02. Requirements. All insurance required under 10.01 hereof shall be written by companies rated A and a finance rating of at least Class X or better in the most current edition of Best's Insurance Reports which are authorized to do insurance business in the State of Georgia; shall name as the insured parties Lessor and Lessee as their respective interests may appear; shall be reasonably satisfactory to Lessor in all respects and shall specifically provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least ten (10) days after receipt by Lessor and Lessee of written notice thereof. A copy of each policy or acceptable certificate of insurance in force, issued by the insured, shall be delivered to Lessor. Lessee may obtain the insurance required hereunder by endorsement on its or its sub-tenant's blanket insurance policies, provided that the policies fulfill the requirements of this 10.02, and that Lessor receives satisfactory written proof of coverage. Lessee shall permit Lessor to examine all policies evidencing the insurance required to be maintained by Lessee under this Lease.

  Section 10.03. Certificates. Lessee shall deliver to Lessor promptly after the execution and delivery of this Lease and on each anniversary of the date of this Lease, a certificate addressed to Lessor, signed by Lessee, and dated within thirty (30) days prior to the delivery thereof (a) listing the insurers and policy numbers evidencing all the insurance then required to be maintained by Lessee hereunder, and (b) warranting that the insurance is in full force and that such insurance and the policies evidencing the insurance comply with the requirements of this Lease. Lessee's failure to effect, maintain or renew any insurance provided for in this Article X or to pay the premiums therefor, or to deliver to Lessor any of the certificates, shall entitle Lessor, at its option but without obligation, upon thirty (30) days' notice to Lessee, to procure such insurance, pay the premiums therefor or obtain such certificates, and any sums expended by Lessor for such purposes shall be Additional Rental hereunder and shall be repaid by Lessee upon demand of Lessor.

                  ARTICLE XI:  INDEMNIFICATION

  Section 11.01. Indemnification. Lessee covenants and agrees to pay, defend, indemnify and save harmless Lessor from and against any and all liability, loss, damage, cost, expense (including all attorneys' fees and expenses of Lessor), causes of action, suits, claims, demands or judgments of any nature whatsoever (a) in any manner arising out of or connected with the use, possession, operation, maintenance, management, occupation of, or construction on the Premises or any part thereof, (b) any negligence on the part of the Lessee or its agents, contractors, servants, employees, licensees or invitees, or (c) resulting from the violation by Lessee of any term, condition or covenant of this Lease or of any contract, agreement, restriction, or Regulation affecting the Premises or any part thereof or the ownership, occupancy or use thereof. The obligations of Lessee under this 11.01 shall survive any termination of this Lease and any transfer or assignment by Lessor or Lessee of this Lease or any interest hereunder. Notwithstanding the foregoing, such indemnity shall not extend to any liability or damages caused by the willful actions or negligence of Lessor.

                    ARTICLE XII:  SURRENDER

  Section 12.01. Surrender. When this Lease terminates, Lessee shall peaceably quit and surrender the Premises to Lessor, and all improvements, machinery and equipment constructed, installed or placed by Lessee thereon, excepting trade fixtures, inventory, merchandise and other personalty owned by occupancy tenants, ordinary wear and tear excepted. If Lessee is not then in default under this Lease, Lessee and any occupancy tenants shall have the right when this Lease terminates to remove from the Premises all personal property and equipment used in Lessee's or such occupancy tenants' business, as distinguished from improvements, machinery and equipment used in and necessary to the operation of the Premises, and placed, installed or used by Lessee or such occupancy tenants thereon. Any machinery and equipment not removed by Lessee on or before termination of this Lease shall become the property of Lessor.


            ARTICLE XIII:  ASSIGNMENT AND SUBLETTING

  Section 13.01. Assignment; Prior Consent. Neither this Lease nor the interest of Lessee in this Lease or in the Premises, or any part thereof, shall be sold, assigned or otherwise transferred by Lessee, whether by operation of law or otherwise, without the express prior written consent of Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the interest of Lessee in this Lease and in the Premises may be transferred or assigned to another commercial bank or bank holding company for use by such institution as a banking facility without the consent of Lessor, and Lessee shall be relieved from liability hereunder upon such Assignee's assumption of Lessee's obligations hereunder, and also the Lessee may pledge or mortgage the interest of Lessee in this Lease and in the Premises as set forth in Section
18.19. Except as otherwise provided in 13.02 and 18.19 hereof, neither this Lease nor the interest of Lessee in this Lease or in the Premises, or any part thereof, shall be mortgaged, pledged or hypothecated by Lessee, without the express prior written consent of Lessor. Any consent given by Lessor to any sale, assignment, mortgage, pledge, hypothecation or other transfer shall apply only to the specific transaction thereby authorized and shall not relieve Lessee or any approved successor of Lessee from the requirement of obtaining the prior written consent of Lessor to any further transfer or subletting. No assignment of this Lease or of Lessee's interest under this Lease or in the Premises, or any part thereof, or any sublease shall be effective until there shall have been delivered to Lessor an agreement in recordable form, executed by Lessee and the proposed assignee, or subtenant, as the case may be, wherein: (a) any assignee assumes due performance of this Lease on Lessee's part to be done and performed for the balance then remaining in the Term, or, (b) any subtenant acknowledges the right of Lessor to continue or terminate any sublease when this Lease terminates, in Lessor's sole discretion and such subtenant shall agree to recognize and attorn to Lessor if Lessor elects to continue such sublease. Any attempt by Lessee to make any such sale, assignment, mortgage, pledge, hypothecation or other transfer or to sublet the Premises without full compliance with all requirements set forth in this Lease shall be an Event of Default hereunder. Any person who, by operation of law or otherwise, becomes an assignee of this Lease or becomes vested with a leasehold interest hereunder shall be bound by and be liable upon all the terms, covenants, provisions and conditions contained in this Lease, during the Term, whether of the nature of covenants ordinarily running with the land or not, but neither Lessee, nor any subsequent lessee whose interest is assigned or divested, shall be relieved of liability hereunder otherwise than by an express release from liability executed in writing by Lessor, except as provided above.

  Section 13.02. Subletting. Subject to the provisions of  Sections
13.01 and 13.02, Lessee shall have the right to sublet the Premises; provided, however, Lessee shall not have the right to sublet more than 50% of the Premises based upon square footage of the building except with Lessor's written consent based solely on the creditworthiness of the subtenant(s), which consent shall not be unreasonably withheld. Lessee will perform and observe every term and condition to be performed and observed as "sublessor" under such sublease and shall and does hereby indemnify and agree to hold Lessor harmless from any and all liability, claims and causes of action arising thereunder. No subletting, approved or otherwise, shall relieve Lessee of its obligations hereunder and Lessee assumes and shall be responsible for and liable to Lessor for all acts and omissions on the part of any sublessee, and any violation of any of the terms, provisions and conditions of this Lease by any sublessee, whether by act or omission, shall constitute a violation by Lessee.

                 ARTICLE XIV:  RIGHT TO CONTEST

  Section 14.01. Permitted Contests. Lessee, at its expense, may contest by appropriate legal proceedings conducted in good faith and with due diligence the amount, validity or application, in whole or in part, of any Tax or Charge referred to in 5.01 and 5.02 hereof, any Regulation referred to in 7.01 hereof or any Lien referred to in 7.02 hereof; provided that: (a) Lessee shall notify Lessor in writing prior to beginning such contest; (b) Lessee shall first make all contested payments (under protest if it desires) unless such proceeding shall suspend the collection thereof from Lessor or from the Premises; (c) no part of the Premises or any interest therein shall be subjected thereby to sale, forfeiture, foreclosure or interference; (d) Lessor shall not be exposed thereby to any civil or criminal liability for failure to comply with any Regulation and the Premises shall not be subject to the imposition of any Lien as a result of such failure; and (e) Lessee has furnished any security required in such proceeding or under this Lease or reasonably requested by Lessor to insure payment of any Tax, Charge, Lien or compliance with any Regulation. Lessee agrees that it shall pay, and save Lessor harmless from and against, all losses, judgments, decrees and costs (including all attorneys' fees and expenses) from any Permitted Contest and that, promptly after the final determination of every Permitted Contest, Lessee shall fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein, together with all penalties, fines, interests, costs and expenses resulting therefrom and will promptly comply with any Regulation under which compliance is required.

                      ARTICLE XV:  DEFAULT

  Section 15.01. Events of Default. The occurrence of any of the following acts, events or conditions shall constitute an "Event of Default" under this Lease:

  (a) Lessee fails at any time during the Term to pay Rent or Additional Rental when due and such failure shall continue without correction for a period of ten (10) days after written notice from Lessor; or
  (b) Lessee fails or refuses at any time during the Term to fulfill or perform any other covenant, agreement or obligation of Lessee hereunder and such failure or refusal shall continue without correction for a period of thirty (30) days after written notice from Lessor; or
  (c) The estate or interest of Lessee in the Premises, or any portion thereof, or in this Lease is levied upon or attached in any proceedings and such process is not vacated or discharged within ninety (90) days after the date of such levy or attachment; or
  (d) There is any entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or
  (e) Lessee commences a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law.

  Section 15.02. Termination. If any Termination Default occurs, Lessor shall have the right, at his election, to notify Lessee in writing (then or at any time thereafter while any such default exists or continues) of the termination of this Lease as of the date specified in such notice of termination, which date shall be not less than ten (10) days after the date of the giving of such notice. On such termination date this Lease and the Term and estate herein granted shall, subject to the provisions of 15.05 hereof, expire and terminate by limitation, and all rights of Lessee under this Lease shall expire and terminate, unless prior to such termination date Lessee pays to Lessor all arrears of Rent and Additional Rental payable by Lessee under this Lease (together with Interest thereon) and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by or on behalf of Lessor because of any Termination Default and fully cures and corrects any Termination Default then existing hereunder to the satisfaction of Lessor. Upon termination pursuant to this Section 15.02, Lessor may enter upon and repossess the Premises by reasonable force, summary proceedings, ejectment or otherwise, and may dispossess Lessee and remove Lessee and all other persons and any and all property therefrom. Lessor shall not be liable to Lessee or to any person or entity claiming by, through or under Lessee for or because of any such entry, repossession or removal.

  Section 15.03. Termination Default. The occurrence of any of the following acts, events or conditions shall constitute a "Termination Default" under this Lease:

  (a) Lessee fails at any time during the Term to pay Rent due for three (3) consecutive months, and such failure shall continue without correction for a period of thirty (30) days after written notice from Lessor sent after the due date of the third consecutive months' Rent; provided, however, Lessee shall be entitled to cure such a failure to pay Rent for three (3) consecutive months only once in any eighteen (18) month period; or
  (b) Lessee fails at any time during the Term to pay Additional Rental when due, and such failure shall continue without correction for a period of ninety (90) days after written notice from Lessor; or
  (c) Lessee fails at any time during the Term to fulfill its obligation to keep the Premises and all improvements thereon insured as required under Article X hereof, and such failure shall continue without correction for a period of ninety (90) days after written notice from Lessor.

  Section 15.04.  Late Charge.  Lessee covenants and agrees to pay to Lessor, from time to time as provided in this Lease and as
"Additional Rental" a late charge of ten percent (10%) of the monthly Rent payment for any Rent payment received by Lessor after the tenth (10th) day after the due date for the particular payment.
The late charge shall be paid with the late Rent payment.    Section 15.05.
Liability of Lessee. No termination of this Lease pursuant to 15.02 hereof or by operation of law or otherwise and no repossession of the Premises or any part thereof shall relieve
Lessee of its liability and obligations hereunder arising during and accrued for the period prior to termination, all of which shall survive such termination or repossession. Lessor shall be entitled, at its election, to sue for and receive each increment of Rent and Additional Rental as and when they become due, but only for the period prior to termination in the event of termination of this Lease pursuant to 15.02 hereof.

  Section 15.06. Right of Lessor to Perform for Lessee. Notwithstanding any other provision of this Lease to the contrary, if an Event of Default occurs, Lessor may, at its exclusive option, take, on behalf of Lessee, whatever steps it deems reasonably necessary to cure such Event of Default and to charge Lessee for the costs and expenses attributable thereto. Lessee shall pay all costs and expenses immediately upon receipt of a statement thereof from Lessor. Any such amounts, paid or unpaid, shall be deemed Additional Rental hereunder.

  Section 15.07. General. Each right, power and remedy of Lessor provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. In addition to any other remedy provided in this Lease, Lessor shall be entitled, to the extent permitted by applicable law, to injunctive relief in the event of the violation or attempted or threatened violation of any term, condition or covenant of this Lease or to a decree compelling performance thereof. The exercise by Lessor of any one or more of the rights, powers or remedies provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any such right, power or remedy.

                   ARTICLE XVI:  CONDEMNATION

  Section 16.01. Total Condemnation. If, during the Term, all or such portion of the Premises as makes the residue thereof of substantially no commercial value as reasonably determined by Lessee, is condemned or taken by the United States or any other legal entity having the power of eminent domain, this Lease shall terminate as of the date that title to the Premises or portion thereof vests in the condemnor; provided, however, that such termination shall not benefit the condemnor and shall be without prejudice to the rights of either Lessor or Lessee to recover just and adequate compensation from the condemning authority. The residue shall be deemed to have substantially no commercial value in the event the building constituting part of Lessee's Improvements is condemned or taken.

  Section 16.02. Partial Condemnation. If, during the Term, a portion of the Premises is condemned or taken by the United States or any other legal entity having the power of eminent domain and the residue of the Premises is of some commercial value and remains commercially suitable for use as a commercial bank building, then Lessee and Lessor, sharing the cost on an equitable basis based on the remaining period of time in the Term of the Lease (including extensions) and the estimated actual useful life of the restoration improvements, shall forthwith cause the Premises to be restored, by effecting Restoration as provided in 9.02, to as nearly the same condition as existed prior to such taking. Regardless of any such partial condemnation of the Premises, Lessee's obligation to pay Rent and Additional Rent shall continue unabated, except Rent shall be decreased by the percentage of land taken by condemnation in relation to the size of the original tract leased hereunder. Notwithstanding the foregoing set forth in this first paragraph of
Section 16.02, if the condemnation of a portion of the Premises has the sole effect of reducing the parking spaces on the Premises by not more than fifteen (15) spaces, then in that event Lessor shall be required to provide Lessee the use of the same number of parking spaces as taken in the condemnation, said substituted parking spaces to be located reasonably adjacent to the Premises on other property of Lessor, with such location to be approved by Lessee, which approval shall not be unreasonably withheld. If Lessor does not provide Lessee the use of substituted parking spaces as set forth above, then the provisions of the second paragraph of Section
16.02 shall be deemed to be applicable as a result of the condemnation.

  If during the Term, a portion of the Premises is condemned or taken by the United States or any other legal entity having the power of eminent domain and the residue of the Premises is of some commercial value but is not commercially suitable for use as a commercial bank building, then Lessor shall forthwith substitute additional real property for parking spaces, a drive-through banking facility, automated teller machine, and/or other banking facility as reasonably necessary to be replaced due to the condemnation, and said property shall be located reasonably adjacent to the Premises on other property of Lessor, with said substituted property to be approved by Lessee, which approval shall not be unreasonably withheld. The substituted real property shall become part of the Premises for purposes of this Lease. In that event Lessee and Lessor, sharing the cost on an equitable basis based on the remaining period of time in the Term of the Lease (including extensions) and the estimated actual useful life of the restoration improvements, shall forthwith cause the Premises (including the substituted real property) to be restored, by effecting Restoration as provided in 9.02, to as nearly the same condition as existed prior to such taking, and Lessee's obligation to pay Rent and Additional Rent shall continue unabated. In the event that Lessor fails to provide said substituted property for use by Lessee as part of the Premises, Lessee shall have the right to terminate this Lease. In the event of such termination, Lessor shall be required to pay Lessee as liquidated damages the value of Lessee's interest in this Lease and the Premises as of the date immediately prior to condemnation, less the amount of the condemnation award received by Lessee. The value of Lessee's interest in this Lease and in the Premises shall be agreed upon in good faith by the parties. If the parties cannot agree upon the value of Lessee's interest, then the value of Lessee's interest shall be determined by appraisal of the fair market value of Lessee's interest in the Lease and the Premises. Lessor shall appoint one appraiser, and Lessee shall appoint one appraiser. If the appraisers cannot agree on the value of Lessee's interest, then a review appraiser shall be appointed by the Senior Judge of the Hall County Superior Court to review the appraisals of the other two appraisers and to establish the value of Lessee's interest based upon a review of the two appraisals. The value established by the review appraiser shall be binding on the parties. The appraisers shall be licensed commercial real estate appraisers having been so licensed by the State of Georgia for at least ten
(10) years. Any "comparables" used by the appraisers shall be sales of property located in Hall County, Georgia. Alternatively, in the event of such termination, at Lessor's election Lessor shall sell the residue of the Premises in a commercially reasonable manner in good faith using reasonable due diligence. The proceeds of sale shall be equitably divided between Lessor and Lessee, such division to be agreed upon in good faith by the parties. If the parties cannot agree upon such division, then the division shall be determined by appraisers, with each party appointing an appraiser and the two appraisers appointing a third appraiser. The decision of a majority of the appraisers shall be final and conclusive of the division of the sales proceeds between the parties. The appraisers shall be licensed commercial real estate appraisers having been so licensed by the State of Georgia for at least ten (10) years. The division shall be determined based on the value of each party's interest in this Lease and the Premises as of the date of closing of the sale (but as if this Lease had not terminated). If the closing of the sale occurs more than twelve
(12) months after the date of termination of this Lease by Lessee, the Lessee's interest in this Lease and the Premises shall be valued as if the date of closing of the sale occurred twelve (12) months after the date of termination of this Lease.

  Section 16.03. Awards. The court in any condemnation proceeding shall, if not prohibited by law, be requested to make separate awards to Lessor and Lessee. Lessor and Lessee agree to request such action of the court. In addition, any termination of this Lease under Section 16.01 or 16.02 shall be without prejudice to the rights of either Lessor or Lessee to recover from the condemnor compensation for the respective damage to each party's interest in the Premises caused by the condemnation. If for any reason the court is unwilling or unable to make separate awards, Lessor and Lessee agree that there shall be an equitable division between them, dividing the one award to reflect the respective interest of the two parties. If they cannot agree on the division, the division of the award shall be determined in the same manner as provided for the division of the proceeds of a sale set forth in
Section 16.02.

  Section 16.04. General. Nothing contained in this Lease to the contrary shall be deemed to prohibit Lessor or Lessee from introducing into any condemnation proceeding or proceedings for the Premises such appraisals or other estimates of value, loss and/or damage as each may in its discretion determine.

              ARTICLE XVII:  BROKERAGE PROVISIONS

  Section 17.01. No Broker. Lessor and Lessee represent and warrant that no broker, commission agent, real estate agent or salesman other than The Sembler Company (which shall be paid compensation pursuant to a separate agreement) has participated in the negotiation of this Lease, its procurement or in the procurement of Lessor or Lessee and that no such person, firm or corporation is or shall be entitled to the payment of any fee, commission, compensation or other form of remuneration for this Lease in any manner. Lessor and Lessee shall and do hereby mutually indemnify and hold harmless each other from and against all loss, cost, claim, damage or expense (including court costs and reasonable attorneys' fees) arising from and out of or in any manner connected with this Lease or any claim (meritorious or otherwise), demand or assertion which is in the nature of a brokerage fee, commission or other compensation for services rendered. The terms of this 17.01 shall survive any termination of this Lease.

                 ARTICLE XVIII:  MISCELLANEOUS

  Section 18.01. Right of Lessee to Grant Utility Easements. The Lessee shall be entitled and is hereby authorized to grant easements, for general utility purposes, ingress and egress, and water and sewage purposes, to and as may be reasonably required by any public or private utility company or other authority in order to provide service to the Premises; provided, however, all of which shall be subject to prior approval of the Lessor. Notwithstanding the foregoing, Lessee shall not have the authority to grant any easement which would adversely affect Lessor's title to the Premises, the reversionary interest thereon or Lessor's interest under this Lease.

  Section 18.02. Waiver. Failure of Lessor to insist upon the strict performance by Lessee of any term, condition or covenant on Lessee's part to be performed pursuant to the terms of this Lease or to exercise any option, right, power, or remedy of Lessor contained in this Lease shall not be deemed to be nor be construed as a waiver of such performance or relinquishment of such right now or subsequent hereto. The receipt by Lessor of any Rent or Additional Rental required to be paid by Lessee hereunder with knowledge of any default by Lessee hereunder shall not be deemed a waiver of such default. No waiver by Lessor of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor.

  Section 18.03.  [Reserved].

  Section 18.04. Estoppel Certificates. Upon written request of Lessor, Lessee shall from time to time execute, acknowledge and deliver to Lessor and to any mortgagee of or prospective purchaser from Lessor, a written certificate certifying: (a) that this Lease is unmodified and in full force (or if there have been modifications, that the Lease is in full force as modified, and stating the modifications); (b) the dates to which Rent and Additional Rental payable by Lessee hereunder have been paid; (c) that no notice has been received by Lessee of any default by Lessee hereunder which has not been cured, except as to any default specified in the certificate; and (d) no default of Lessor. Upon written request of Lessee, Lessor shall from time to time execute, acknowledge and deliver to Lessee a written certificate certifying:
(i) that this Lease is unmodified and in full force (or if there have been modifications, that this Lease is in full force as modified, and stating the modifications); (ii) the dates to which Rent and Additional Rental payable by Lessee hereunder have been paid; and (iii) whether or not, to the knowledge of Lessor, there is then existing a default by Lessee under this Lease (and if so, specifying the same).

  Section 18.05.  [Reserved].

  Section 18.06. Transfer by Lessor. After compliance with the provisions of Section 19.01 hereof, if Lessor transfers or assigns or otherwise disposes of his interest in the Premises or in this Lease, Lessor shall thereupon be released and discharged from all liabilities and obligations under this Lease (except those accruing prior to such transfer, assignment or other disposition) and such liabilities and obligations shall thereafter be binding upon the assignee of Lessor's interest under this Lease.

  Section 18.07. Mortgaging the Fee. Any provision term or condition of this Lease which is, or which may appear to be, to the contrary notwithstanding, Lessor shall at all times and from time to time during the Term have the express right, power and privilege to pledge, convey, assign or mortgage Lessor's fee simple title in and to the Premises and/or Lessor's reversionary right to the Premises upon any termination, to obtain financing, credit, or as security for any financing or entity accepting such pledge, conveyance, assignment or mortgage as security shall take subject to the rights of Lessee so long as Lessee is not in default hereunder and Lessee, in the event of any foreclosure or deed in lieu of foreclosure or other final conveyance and transfer of Lessor's interest, as aforesaid, shall recognize and attorn to the grantee thereof as "lessor" under this Lease. Likewise, and to similar effect, Lessor shall at all times and from time to time during the Term, have the express right, power and privilege of assigning only the Lessor's interest in this Lease or in the Rent and Additional Rental to be paid hereunder. If permitted by law, the transfer of Lessor's interest in the Premises by foreclosure shall not occur without compliance with Lessee's right of first refusal set forth in Section 19.01. If foreclosure sale with compliance with Lessee's right of first refusal is not permitted by law, in the event of a transfer of Lessor's interest in the Premises by foreclosure, the purchaser at foreclosure, upon taking title to Lessor's interest in the Premises, shall own said interest subject to this Lease and Lessee's right of first refusal under
Section 19.01.

  Section 18.08. Separability. Every covenant and agreement contained in this Lease shall be for all purposes hereof construed as separate and independent and the breach of any covenant by Lessor shall not discharge or relieve Lessee from its obligation to perform every covenant and agreement to be performed by Lessee under this Lease. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Lease valid and enforceable. If any term, provision or covenant of this Lease or the application thereof to any person or circumstance shall be held to be invalid, illegal or unenforceable, by a court of last resort having jurisdiction in the premises, the validity of the remainder of this Lease shall not be affected; this Lease shall not terminate, and there shall be substituted for such illegal, invalid or unenforceable provision a like provision which is legal, valid and enforceable within the limits established by such court's final opinion and which most nearly accomplishes and reflects the original intention of the parties.

  Section 18.09. Notices, Demands and Other Instruments. All notices, demands, requests, consents, and approvals desired, necessary, required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if personally delivered or sent, postage prepaid, by first class registered or certified United States mail, return receipt requested, or nationally recognized overnight carrier, addressed to each party hereto at the following address:

  Lessor:    M. Milton Robson
             3509 Tanners Mill Circle
             Oakwood, Georgia 30507

  Copy:      The Sembler Company
             11 Piedmont Center
             Suite 918
             3495 Piedmont Road
             Atlanta, Georgia 30305
             Attention: Mr. Jeff Fuqua

  Lessee:    Southern Heritage Bank
             and Southern Heritage Bancorp, Inc.
             P.O. Box 907
             Oakwood, Georgia 30566
             Attention: Mr. Gary H. Anderson

or at such other address in the United States as Lessor or Lessee may from time to time designate by like notice. Any such notice, demand, request or other communication shall be considered given or delivered, as the case may be, on the date of personal delivery or on the date of deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other communication.

  Section 18.10. Successors and Assigns. Every covenant, term, condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit or detriment of the respective legal representatives, heirs, successors and assigns of Lessor and Lessee. Whenever reference to the parties hereto is made in this Lease, such reference shall be deemed to include the legal representatives, successors, heirs and assigns of that party the same as if in each case expressed. The term "person" when used in this Lease shall mean any individual, corporation, partnership, firm, trust, joint venture, business association, syndicate, government or governmental organization or any other entity.

  Section 18.11. Headings. The headings to the various Articles and Sections of this Lease have been inserted for reference only and shall not limit or define or otherwise affect the express terms and provisions of this Lease.

  Section 18.12. Counterparts. This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

  Section 18.13. Applicable Law. This Lease shall be construed under and enforced in accordance with the laws of the State of Georgia.

  Section 18.14. Entire Agreement; Amendments. This Lease sets forth the entire understanding and agreement of Lessor and Lessee for the Premises; all courses of dealing, usage of trade and all prior representations, promises, understandings and agreements, whether oral or written, are superseded by and merged into this Lease. No modification or amendment of this Lease shall be binding upon Lessor and Lessee, or either of them, unless in writing and fully executed.

  Section 18.15. All Genders and Numbers Included. Whenever the singular or plural number, or masculine, feminine, or neuter gender is used in this Lease, it shall equally apply to, extend to, and include the other.

  Section 18.16. Time is of Essence. Time is of the essence of this Lease. Whenever a day certain is provided for the payment of any sum of money or the performance of any act or thing, the same enters into and becomes a part of the consideration for this Lease.

  Section 18.17. Short Form Lease. Lessor and Lessee hereby agree that this Lease shall not be recorded in the public records of Hall County, Georgia. Lessor and Lessee shall, upon Lessee's request, execute a Short Form Lease, in recordable form satisfactory to Lessor and Lessee, wherein a legal description of the Premises, the Term and certain other terms and provisions hereof, excepting, however, the provisions hereof relating to the amount of Rent payable hereunder, shall be set forth. The Short Form Lease shall be filed for record with the Clerk of the Superior Court, Hall County, Georgia. All recording cost and tax, if any, required to record the Short Form Lease shall be at the sole cost and expense of Lessee.

  Section 18.18. Holding Over, No Extension, Tenant From Month to Month and Treble Rent. If Lessee holds the Premises after the Term expires without the express written consent of the Lessor, such holding shall be deemed to have created a tenancy from month to month terminable on thirty (30) days' written notice by either party to the other, upon a monthly rental basis, and otherwise subject to all terms and provisions of this Lease, except as contemplated to the contrary in this 18.18. Such monthly rental shall be the product of: (a) the total rental payable by Lessee to Lessor during the last twelve month period of the Term, including, but not limited to, Rent, Additional Rental and all other additional charges provided by this Lease, multiplied by (b) thirty-three and one-third percent (33-1/3%).

  If the Lessee fails to surrender the Premises when this Lease terminates, then Lessee shall, in addition to any other liabilities to Lessor accruing therefrom, indemnify and hold Lessor harmless from any loss or liability resulting from such failure, including, without limitation, any claims made by any succeeding tenant founded on such failure.

  Section 18.19. Financing by Lessee. Lessee shall have the right to mortgage or pledge Lessee's interest in this Lease, the leasehold estate of Lessee created by this Lease, and Lessee's interest in the Premises. Each such mortgage or pledge, however, shall be a leasehold mortgage only, it being distinctly understood and agreed that the Lessee has no right to mortgage or pledge the fee of the Premises or Lessor's interest in this Lease, and that each mortgage or pledge shall be subject to this Lease and to all rights and interests of Lessor herein. The loan which any such mortgage or pledge secures must be made by a reputable and financially responsible lending institution regularly engaged in the business of lending funds or extending credit to others.

  Section 18.20. Right of Entry. Lessor or Lessor's employees, agents, and/or invitees shall have the right to enter the Premises at any reasonable time during Lessee's normal business hours to examine the Premises and to show them to prospective purchasers (so long as Lessor does not unreasonably interfere with Lessee's business operation). Nothing contained herein shall be construed to impose upon Lessor any duty of repair of the Premises.

              ARTICLE XIX:  RIGHT OF FIRST REFUSAL

  Section 19.01.  Right of First Refusal to Purchase.

  (a) The Lessor agrees not to sell to anyone other than Lessee or grant options to anyone other than Lessee with respect to Lessor's interest in the Premises unless Lessor shall have (i) received a bona fide good faith, arm's length offer from an unaffiliated party for the sale or disposition of Lessor's interest in the Premises separate from any other property of Lessor, (ii) notified Lessee in writing of the identity and address of the offeror and all of the provisions of such offer, and (iii) afforded to Lessee the prior option to purchase or to otherwise acquire Lessor's interest in the demised Premises on the same provisions as those contained in the offer.
  (b) Such option shall be exercisable by written notice given within the thirty (30) days next following the receipt by the Lessee of Lessor's notice of such offer, which shall be given by the Lessor within ten (10) days after receipt of such offer. If the Lessee shall fail to exercise such option and if the Lessor shall not thereafter sell or dispose of Lessor's interest in the Premises pursuant to the provisions of such offer, the foregoing prohibition against sale or other disposition by the Lessor shall continue in full force and affect, and the Lessee's foregoing option shall thereafter apply to any subsequent offer on the same terms as set forth above.
  (c) The notice provided in subparagraph (b) above shall set forth therein the time of closing and a place of closing (which may not be more than fifty (50) miles from the Premises unless the Lessor consents thereto). The time of closing shall be designated in the notice of exercise but not later than sixty (60) days after the giving of such notice.
    (d) At such closing conference (i) the Lessee shall pay to Lessor (by good certified check or an official check of a bank or trust company) the applicable purchase price; (ii) the Lessor shall convey good and marketable title to the Premises to the Lessee free and clear of all encumbrances and title defects other than those which arose at the Lessee's request or by virtue of the Lessee's tenancy; and (iii) the Lessor and Lessee shall execute any and all documents which may be necessary to effectuate such closing and the transfer of title contemplated hereunder.
  (e) Notwithstanding anything in this Section 19.01 to the contrary, Lessor and Lessor's family members by blood or marriage may transfer interests in the Premises among themselves by gift or by will or succession without giving to Lessee the right of first refusal to purchase; provided, however, upon any such transfer Lessor's interest in this Lease and the Premises shall remain subject to Lessee's right of first refusal to purchase set forth in this Section 19.01. A transfer to an entity owned by Lessor and/or any of Lessor's family members shall be deemed to be a transfer among family members permitted hereunder. A sale or transfer of any interest in such entity to a third party other than a family member shall be deemed to be a sale or disposition giving rise to Lessee's right of first refusal hereunder.

               ARTICLE XX:  HAZARDOUS SUBSTANCES

  Section 20.1. Presence and Use of Hazardous Substances. Except for Hazardous Substances (as hereinafter defined) used in Lessee's normal business operations, but then only in such quantities as allowed under and subject to all applicable laws, neither Lessee nor Lessee's agents or contractors shall, without Lessor's prior written consent, which consent may be withheld or conditioned within Lessor's discretion, keep on or around the Premises for use, handling, transport, disposal, treatment, generation, storage, or sale, any of the following: hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, materials or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment, including, but not limited to, the Resource Conservation and Recovery Act ( RCRA) (42 U.S.C. Section 6901, et. seq.); the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C.
Section 9601, et. seq.); the Toxic Substances Control Act (15 U.S.C. Section 2601, et. seq.); the Clean Water Act (33 U.S.C.
Section 1251, et. seq.); and the Clean Air Act (42 U.S.C. Section 7401, et. seq.); and as any of the same may be amended from time to time, and/or by any rules and regulations promulgated thereunder (collectively referred to as Hazardous Substances.), and/or is subject to regulation by any federal, state, or local law, regulation, statute, ordinance, or management plan. Lessor represents to Lessee that to the best of Lessor's knowledge, the Premises does not presently contain and is free from all hazardous substances and/or wastes, toxic and non toxic hazardous pollutants and contaminants including, but not limited to, petroleum products and asbestos. Lessor shall not, nor grant anyone else the right or permission to, store, manufacture, use or sell any such hazardous substances on or in the Premises. Lessor shall indemnify, defend (with counsel selected by Lessee) and hold harmless Lessee and Lessee's successors and assigns from and against any and all liability arising from any and all claims, demands, litigation, or governmental action involving any breach of the representations, warranties and covenants of Lessor relating to hazardous substances.

  Section 20.2 Clean-Up Costs, Default, and Indemnification.

  (a) Lessee shall be liable to Lessor for any and all clean-up costs and any and all other charges, fees, or penalties (civil and criminal) imposed by any governmental authority with respect to Lessee's, its agents', servants', employees', contractors', assignees' and/or subtenants' use, transportation, generation, storage, and/or sale of Hazardous Substances in or about the
Premises.    (b) Lessee shall defend, indemnify, and hold Lessor
harmless from and against any and all costs, fees, penalties, and charges assessed against, incurred by, or imposed upon Lessor (as well as Lessor's reasonable attorneys' and consultants' fees and costs) as a result of such use, transportation, generation, storage, and/or sale of Hazardous Substances.
   (c) Upon Lessee's default under this Section, in addition to the rights and remedies set forth elsewhere in this Lease, Lessor shall be entitled to recover any and all damages associated with the default, including, but not limited to, clean-up costs and charges, civil and criminal penalties and fees, loss of business and sales by Lessor, any and all damages and claims asserted by third parties, and Lessor's reasonable attorneys' and consultants' fees and costs.

  Section 21.  F.D.I.C. Provision.

  Notwithstanding any other provisions contained in this Lease, in the event (a) Lessee or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Lessor may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount greater than all accrued and unpaid rent to the end of the then current term, plus reasonable attorneys' fees and expenses. This Lease is expressly conditioned on the receipt by Lessee of any required approvals from applicable regulatory bodies having supervisory or regulatory authority over Lessee, and in the event any such required approvals are not obtained after diligent pursuit of such approvals by Lessee, this Lease shall automatically terminate and be of no force and effect.

  IN WITNESS WHEREOF, Lessor and Lessee have executed this
Lease, have affixed their seals hereunto and have delivered same, all in duplicate (or triplicate) original, as of the day and year first above written.

                                  LESSOR:


                                  s/M. Milton Robson      (SEAL)
                                  M. MILTON ROBSON, INDIVIDUALLY


                                  LESSEE:

                                  SOUTHERN HERITAGE BANK,
                                  a State Banking corporation

                                  By: s/Lowell S. Cagle
                                     Name:  Lowell S. Cagle
                                     Title: Chairman


                                  SOUTHERN HERITAGE BANCORP,
                                  INC.


                                  By: s/Lowell S. Cagle
                                     Name:  Lowell S. Cagle
                                     Title: Chairman

                                                    EXHIBIT  10.2

                     Southern Heritage Bank
                       (In Organization)

                      EMPLOYMENT AGREEMENT



  This Agreement made and entered into this 5th day of November, 1997, between Southern Heritage Bank (the "Bank") and Gary H.
Anderson ("Employee");

  WHEREAS, the Bank is a state bank, regulated by the Georgia
Department of Banking and Finance , insured by the Federal Deposit Insurance Corporation, and located in Oakwood, Georgia; and

  WHEREAS, the Bank wants to employ the Employee as President and Chief Executive Officer of the Bank; and

  WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Bank and the Employee;

  NOW, THEREFORE, it is agreed as follows:


I.  RELATIONSHIP ESTABLISHED AND DUTIES

  The Bank and the Bank Holding Company hereby will employ the employee as President and Chief Executive Officer, to hold the title of President and Chief Executive Officer, and to perform such services and duties as the Board of Directors may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the general direction of the Board of Directors of the Bank, exercised in good faith in accordance with standards of reasonable business judgment.

  Employee shall serve on the Board of Directors of the Bank and the Bank Holding Company, and shall serve as a non-voting member of its Executive Committee, subject to the terms hereof.

  Employee accepts such employment and shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as an officer and director of the Bank and will not accept employment with any other individual, corporation, partnership, governmental authority, or any other entity, or engage in any other venture for profit which the Bank may consider to be in conflict with his or its best interest or to be in competition with the Bank's business, or which may interfere in any way with the Employee's performance of his duties hereunder excepting passive investment in personal real estate, stocks, and bonds. Any exception to this must be made by notification and approval of the Board.



II. TERMS OF EMPLOYMENT

  The initial term of employment under this Agreement shall continue for three (3) years from the charter date of this Agreement unless such is terminated pursuant to the terms hereof or by the first to occur of the conditions to be stated hereinafter. The Board of Directors may allow for a one year extension to this agreement upon an annual review. The employee shall purchase 6000 shares of the initial offering of common stock at the same time as the other initial directors. This Agreement will become effective and all provisions will be in effect and employee will start employment when official tentative written approval is received from the Department of Banking and Finance of Georgia. The term previously stated notwithstanding this contract shall be terminated by the earlier to occur of any of the following:

  (a)  the death of the Employee;

  (b) the complete disability of Employee; "Complete disability" as used herein shall mean the inability of Employee, due to illness, accident, or other physical or mental incapacity to perform the services provided for hereunder for an aggregate of sixty days within any period of 120 consecutive days during the term hereof; however, these provisions will be coordinated with and conformed to the disability policy provided for all employees;

  (c) the discharge of Employee by the Bank for cause; "Cause" as used herein shall mean:

    (1) such negligence or misconduct as shall constitute, as a matter of law, a breach of the covenants and obligations of Employee hereunder;

    (2) failure or refusal of Employee to comply with the provisions of this Agreement;

    (3) Employee being convicted by any duly constituted court with competent jurisdiction of a crime involving moral turpitude;

    (4) at the discretion of the Board, this contract may be terminated if there are acts the Board feels are moral turpitude;

    (5) termination of the contract at the discretion of the Board for failure to perform at acceptable levels of deposit growth, regulator compliance, and other performance standards as set by the Board.

  Termination of Employee's employment other than for "Cause" as defined in paragraph 1[c] above shall constitute a tender by Employee of his resignation as an officer and director of the Bank and the Bank Holding Company. In the event of termination the Employee is entitled to severance pay equal to one (1) year base salary and insurance (employee and dependents) and long term disability for one (1) year.


III.  COMPENSATION

  For all services which Employee may render to the Bank during the term hereof, the Bank shall pay to Employee, subject to such deductions as may be required by law:

  1. Base Salary: An annual salary of one hundred five thousand ($105,000) payable in equal semi-monthly installments and subject to such deductions as may be required by law, for the first 12 months. Thereafter, annual increase reviews will be done during the month of December and for a January 1st effective increase date during the term of this Agreement so that for the 12 months beginning on each such anniversary date, the employee's salary increases will take effect. The Board has sole discretion as to the amount of the CEO's compensation.

  2. Performance Bonuses: Each year, a performance bonus, ranging from 0% to 50% of annual base salary will be awarded, based upon mutually agreed upon goals such as a pre-determined formula consisting of regulatory compliance, deposit growth, ROA & ROE.

  3. Stock Options: The Employee shall have the right and option to purchase an additional number of shares of common stock of the Bank Holding Company if approved by the Board of Directors as follows:

    (a) 15,000 shares at book value or $10.00 per share, whichever is less, for the first five (5) years and if extended by the board not to exceed ten (10) years.

  The option granted to the Employee pursuant to this paragraph 3 may be exercised by the Employee, in whole or in part, at any time or from time to time during the period this Agreement is in effect beginning on the first day of the second month following the close of the Bank's fiscal year to which such grant is attributable. Notwithstanding anything contained herein to the contrary, if the shareholders of the Bank or the Bank Holding Company approve of a capital reorganization of the common stock of the Bank Holding Company or a merger or consolidation of the Bank Holding Company with or into another corporation, or the sale of all or substantially all of the assets of the Bank; or the Bank Holding Company, then Employee shall have the right and option to purchase all stock options that would have been paid to the Employee for the remaining term of this Agreement pursuant to the terms of this paragraph. Employee will be considered 100% vested should any of these occurrences happen.




IV.  OTHER BENEFITS

  1. The Employee shall be entitled to participate in any plan of the Bank relating to stock options, stock purchases, profit sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that the Bank may adopt for the benefit of its employees. In addition, Employer agrees to purchase an immediate long-term disability policy which will be fair to the Employee in terms of protection.

  2. The Employee shall be eligible to participate in any other benefits which may be or become applicable to the Bank's executive employees. Employee shall be furnished a car with all expenses of maintenance to cover all automobile use, a reasonable expense account, the payment of reasonable approved expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employer agrees to pay all medical insurance for Employee and dependents, including, but not limited to medical, dental and prescription card. Employer also agrees to pay all reasonable approved expenses in connection with the attendance and participation at said trade association meetings by Employee's spouse. The Employer will furnish a "Key Man" insurance policy on said Employee for an amount of one million dollars ($1,000,000.00), the total will be five hundred thousand ($500,000.00) with employees estate as beneficiary and five hundred thousand ($500,000.00) with the bank as beneficiary. The Employer will furnish to Employee a car phone, a personal beeper and a home computer with modem and other communications equipment which may be deemed necessary by the Board in the future.

  3. At such reasonable times as the Board of Directors shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

    (a) The Employee shall be entitled to an annual vacation of four (4) weeks per year. The Employee shall schedule at least two consecutive weeks of vacation each year.

    (b) The timing of vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation time from one calendar year to the next.

    (c) In addition to the aforesaid paid vacations, the Employee shall be entitled, without loss of pay to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

V.  CHANGE OF CONTROL

  1. If during the term of this Agreement there is a change of control (COC) of the Bank, the Employee shall be entitled to termination or severance pay in the event the Employee's employment is terminated, except for just cause as defined in Section II, paragraph 1[c], after the change in control. In the event the Employee is terminated after 365 days from the charter date of this Agreement as a result of COC, the Employee shall be entitled to receive his salary through the last day of the calendar month of the termination, or payment in lieu of the notice period. In addition, the terminated Employee shall receive an amount equal to two
       (2) times his then existing annual base salary. This payment shall also be made in connection with, or within 120 days after, a change in control of the Bank if such change in control was opposed by the Employee or the Bank's Board of Directors. This payment shall be in addition to any amount otherwise owed to the Employee pursuant to this Agreement.

  2. The following items are automatically considered due and payable in the event that change of control occurs:

    (a) Non-forfeitable deferred compensation shall be paid out in full.

    (b) Long-term performance plan objective payments as described in Section II, 2(f), shall be declared accomplished and earned based upon performance up to date of the COC.

    (c) In the event that the Employee is a participant in a restricted stock plan, or share option plan, and such plan is terminated involuntarily as a result of the COC, all stock and options shall be declared 100% vested, and distributed. The term "control" shall refer to the acquisition of 25 percent or more of the voting securities of the Bank by any person, or persons acting as a group within the meaning of
             Section 13(d) of the Securities Exchange Act of 1934, or to such acquisition of a percentage between 10 percent and 25 percent if the Board of Directors of the Bank or the Comptroller of the Currency, the FDIC, or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Bank. The term "person" refers to an individual, corporation, Bank, Bank Holding Company, or other entity.

VI. POST TERMINATION COVENANTS

  1. If during the term hereof Employee shall cease employment hereunder for any reason, then Employee agrees that for six months if dismissed for cause and one year without cause following such termination he will not be employed in the banking business or any related field thereto in Oakwood, Georgia or Hall County, Georgia. Furthermore, following such termination Employee agrees that he will not, without the prior written consent of the Bank:

    (a) furnish anyone with the name of, or any list or lists of customers of the Bank or utilize such list or information himself for banking purposes; or

    (b) furnish, use, or divulge to anyone any information acquired by him from the Bank relating to the Bank's methods of doing business; or

    (c) contact directly or indirectly any customer of the Bank for banking solicitation purposes; or

    (d) hire for any other Bank or Employee (including himself/herself) any Employee of the Bank or directly or indirectly cause such Employee to leave his or her employment to work for another.

  2. It is understood and agreed by the parties hereto that the provisions of this section are independent of each other, and the invalidity of any such provision or portion thereof shall not affect the validity or enforceability of any other provisions of this Agreement.


VII.  WAIVER OF PROVISIONS

  Failure of any of the parties to insist, in one or more instances, on performance by the others in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in writing signed by or on behalf of all the parties.


VIII.  GOVERNING LAW

  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. If for any reason provision of this Agreement shall be held by a court of competent jurisdiction to void or unenforceable, the same shall not affect the remaining provisions thereof.


IX.  MODIFICATION AND AMENDMENT

  This Agreement contains the sole and entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date hereof, be null and void. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

X.  COUNTERPARTS AND HEADINGS

  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this Agreement.


XI.  CONTRACT NONASSIGNABLE

  This Agreement may not be assigned or transferred by any party hereto, in whole or in part, without the prior written consent of the other.


  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.


                              EMPLOYEE:


s/M. Milton Robson            s/Gary H. Anderson
Witness                       Employee


November 5, 1997              November 5, 1997
Date                          Date


                             BANK:


s/Donald Bloom                s/Lowell S. Cagle
Witness                       Employee


November 5, 1997              November 5, 1997
Date                          Date

                                                     EXHIBIT 10.3

                         ESCROW AGREEMENT


  THIS ESCROW AGREEMENT (this "Agreement") is entered into and effective as of the 2nd day of March, 1998, by and between SOUTHERN HERITAGE BANCORP, INC., a Georgia corporation (the "Company"), and THE BANKERS BANK (the "Escrow Agent").

                       W I T N E S S E T H:

  WHEREAS, the Company proposes to offer and sell (the "Offering") up to 1,000,000 shares of Common Stock, $5.00 par value per share
(the "Shares"), to investors at $10.00 per Share pursuant to a registered public offering; and

  WHEREAS, the Company desires to establish an escrow for funds forwarded by subscribers for Shares, and the Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions herein set forth.

  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  1. Deposit with Escrow Agent.

  (a) The Escrow Agent agrees that it will from time to time accept, in its capacity as escrow agent, subscription funds for the Shares (the "Escrowed Funds") received by it from subscribers or from the Company when it has received checks from subscribers. All checks shall be made payable to the Escrow Agent. If any check does not clear normal banking channels in due course, the Escrow Agent will promptly notify the Company. Any check which does not clear normal banking channels and is returned by the drawer's bank to Escrow Agent will be promptly turned over to the Company along with all other subscription documents relating to such check. Any check received that is made payable to a party other than the Escrow Agent shall be returned to the Company for return to the proper party. The Company in its sole and absolute discretion may reject any subscription for shares for any reason and upon such rejection it shall notify and instruct the Escrow Agent in writing to return the Escrowed Funds, with interest at a rate equal to the minimum rate that NationsBank, Atlanta, Georgia, pays its passbook savings account holders, by check made payable to the subscriber. The Escrow Agent shall distribute any additional interest earned on such Escrowed Funds to the Company to help defray organizational costs.

  (b) Subscription agreements for the Shares shall be reviewed for accuracy by the Company and, immediately thereafter, the Company shall deliver to the Escrow Agent the following information: (i) the name and address of the subscriber; (ii) the number of Shares subscribed for by such subscriber; (iii) the subscription price paid by such subscriber; (iv) the subscriber's tax identification number certified by such subscriber; and (v) a copy of the subscription agreement.

  2. Investment of Escrowed Funds.  Upon collection of each
check by the Escrow Agent, the Escrow Agent shall invest the funds in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or such other investments as the Escrow Agent and the Company shall agree. The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Unless and until otherwise instructed by the Company, the Escrow Agent shall by means of a "Sweep" or other automatic investment program invest the Escrowed Funds in blocks
of $10,000 in federal funds.   Interest and other earnings shall
start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent's own banking policies.

  3. Distribution of Escrowed Funds. The Escrow Agent shall distribute the Escrowed Funds in the amounts, at the times, and upon the conditions hereinafter set forth in this Agreement.

  (a) If at any time on or prior to the expiration date of the offering as described in the prospectus relating to the offering, (the "Closing Date"), (i) the Escrow Agent has certified to the Company in writing that the Escrow Agent has received at least $8,000,000 in Escrowed Funds, and (ii) the Escrow Agent has received a certificate from the President or the Chairman of the Board of the Company that all other conditions to the release of funds as described in the Company's Registration Statement filed with the Securities and Exchange Commission pertaining to the public offering have been met, then the Escrow Agent shall deliver the Escrowed Funds to the Company to the extent such Escrowed Funds are collected funds. If any portion of the Escrowed Funds are not collected funds, then the Escrow Agent shall notify the Company of such facts and shall distribute such funds to the Company only after such funds become collected funds. For purposes of this Agreement, "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels. In all events, the Escrow Agent shall deliver not less than $8,000,000 in collected funds to the Company, except as provided in Paragraph 3(b) hereof.

  (b) If the Escrowed Funds do not, on or prior to the Closing Date, become deliverable to the Company based on failure to meet the conditions described in Paragraph 3(a), or if the Company terminates the offering at any time prior to the Closing Date and delivers written notice to the Escrow Agent of such termination (the "Termination Notice"), the Escrow Agent shall return the Escrowed Funds which are collected funds as directed in writing by the Company to the respective subscribers that provided such Escrowed Funds, in amounts equal to the subscription amount theretofore paid by each of them, with interest at a rate equal to the minimum rate that NationsBank, Atlanta, Georgia, pays its passbook savings account holders. The Escrow Agent shall distribute any additional interest earned on such Escrowed Funds to the Company. All uncleared checks representing Escrowed Funds which are not collected funds as of the Initial Closing Date shall be collected by the Escrow Agent, and together with all related subscription documents thereof shall be delivered to the Company by the Escrow Agent, unless the Escrow Agent is otherwise specifically directed in writing by the Company.

  4. Distribution of Interest. Except as otherwise provided herein, any interest earned on the Escrowed Funds shall be retained by the Company.

  5. Fee of Escrow Agent.  The Company shall pay the Escrow
Agent a fee of $2,000 for its services hereunder. In addition, the escrow account will accrue a service charge of $15.00 per month.
 In addition, a $20.00 per check fee will be charged if the escrow account has to be refunded due to a failure to complete the subscription. All of these fees are payable upon the release of the Escrowed Funds, and the Escrow Agent is hereby authorized to deduct such fees from the Escrowed Funds prior to any release thereof pursuant to Section 3 hereof.

  6. Liability of Escrow Agent.

  (a) In performing any of its duties under the Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, the Escrow Agent shall be liable for damages arising out of its willful default or misconduct or its gross negligence under this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company which is given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder ; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, if the Escrow Agent shall in good faith believe such document to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

  (b) The Company agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by the Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder, including, without limitation, any litigation arising from this Escrow Agreement or involving the subject matter thereof; except, that if the Escrow Agent shall be found guilty of willful misconduct or gross negligence under this agreement, then, in that event, the Escrow agent shall bear all such losses, claims, damages and expenses.

  (c) If a dispute ensues between any of the parties hereto which, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall retain legal counsel of its choice as it reasonably may deem necessary to advise it concerning its obligations hereunder and to represent it in any litigation to which it may be a part by reason of this Agreement. The Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon by discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof. In connection with such dispute, the Company shall indemnify the Escrow Agent against its court costs and reasonable attorney's fees incurred.

  (d)   The Escrow Agent may resign at any time upon giving thirty
(3) days written notice to the Company. If a successor escrow agent is not appointed by Company within thirty (3) days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent and the Escrow Agent herein shall be fully relieved of all liability under this Agreement to any and all parties upon the transfer of the Escrowed Funds and all related documentation thereto, including appropriate information to assist the successor escrow agent with the reporting of earnings of the Escrowed Funds to the appropriate state and federal agencies in accordance with the applicable state and federal income tax laws, to the successor escrow agent designated by the Company appointed by the court.

  7. Appointment of Successor. The Company may, upon the delivery of thirty (30) days written notice appointing a successor escrow agent to the Escrow Agent, terminate the services of the Escrow Agent hereunder. In the event of such termination, the Escrow Agent shall immediately deliver to the successor escrow agent selected by the Company, all documentation and Escrowed Funds including interest earnings thereon in its possession, less any fees and expenses due to the Escrow Agent or required to be paid by the Escrow Agent to a third party pursuant to this Agreement.

  8. Notice. All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given three days after having been deposited for mailing if sent by registered mail, or certified mail return receipt requested, or delivery by courier, to the respective addresses set forth below:

If to the subscribers         To their respective addresses as
for Shares:                   specified in their Subscription
                              Agreements.

The Company:                  Southern Heritage Bancorp, Inc.
                              3461 Atlanta Highway
                              P. O. Box 907
                              Oakwood, Georgia  30566
                              Attention:  Gary H. Anderson

With a copy to:               James E. Palmour, III
                              410 Hunt Tower
                              200 Main Street
                              Gainesville, Georgia  30501

The Escrow Agent:             The Bankers Bank
                              2410 Paces Ferry Road
                              600 Paces Summit
                              Atlanta, Georgia 30339
                              Attention:  Mr. William R. Burkett
                                          Senior Vice President


  9. Representations of the Company. The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability in an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by acknowledgment that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

  10.   General.

  (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

  (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

  (c) This Agreement sets forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

  (d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any part at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver in any one or more instances by any part of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

  (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  (f) This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors and assigns. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreement or understanding between the parties except as herein expressly provided. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

  (g) No interest in any part to this Agreement shall be assignable in the absence of a written agreement by and between all the parties to this Agreement, executed with the same formalities as this original Agreement.


  IN WITNESS WHEREOF, the parties have duly executed this Agreement as the date first written above.

COMPANY:                          ESCROW AGENT:

SOUTHERN HERITAGE BANCORP, INC.   THE BANKERS BANK

By:s/ Gary H. Anderson            By: s/William R. Burkett
     Gary H. Anderson                  William R. Burkett
     President                    Senior Vice President

                                                     EXHIBIT 21.1


                       LIST OF SUBSIDIARIES
                          OF REGISTRANT


Southern Heritage Bank (In Organization)
3461 Atlanta Highway
P. O. Box 907
Oakwood, Georgia  30566

                                                     EXHIBIT 23.1






                 Independent Auditors' Consent





We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated February 27, 1998 on our examination of the financial statements of Southern Heritage Bancorp, Inc. as of and for the period ended December 31, 1998. We also consent to the reference to our firm under the heading "Experts" in the prospectus.





                                       /s/ HENRY & COMPANY, LLP


Gainesville, Georgia
March 2, 1998

                                                     EXHIBIT 23.2


                        CONSENT OF COUNSEL



To the Board of Directors
Southern Heritage Bancorp, Inc.


  I hereby consent to the filing of my opinion regarding validity of shares as an exhibit to the Registration Statement to which this consent is attached and further consent to the use of my name under the heading "Legal Matters" in the Registration Statement and the Prospectus which is a part thereof.

                                       Very truly yours,


                                       s/James E. Palmour, III


                                       James E. Palmour, III


Date:  February 3, 1998